                                                               EXHIBIT 10.1

                           SECOND AMENDED AND RESTATED
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT

                         (SINGLE FAMILY MORTGAGE LOANS)

                                     BETWEEN

                         U.S. HOME MORTGAGE CORPORATION,

                              a Florida corporation

                                       AND

                        RESIDENTIAL FUNDING CORPORATION,

                             a Delaware corporation

                           Dated as of October 1, 1999

         TABLE OF CONTENTS

                                                                      PAGE

                                                                       ----

         1.       DEFINITIONS                                            1

                  1.1      Defined Terms                                 1

                  1.2      Other Definitional Provisions                14

         2.       THE CREDIT                                            14

                  2.1      The Commitment                               14

                  2.2      Procedures for Obtaining Advances            15

                  2.3      Note                                         17

                  2.4      Interest                                     17

                  2.5      Principal Payments                           19

                  2.6      Expiration of Commitment                     23

                  2.7      Method of Making Payments                    23

                  2.8      Commitment Fees and Usage Fees               23

                  2.9      Warehousing Fees                             24

                  2.10     Miscellaneous Charges                        24

                  2.11     Interest Limitation                          25

                  2.12     Increased Costs; Capital Requirements        25

         3.       COLLATERAL                                            26

                  3.1      Grant of Security Interest                   26

                  3.2      Release of Security Interest in Collateral   28

                  3.3      Delivery of Additional Collateral or
                  Mandatory Prepayment                                  30

                  3.4      Release of Collateral                        30

                  3.5      Collection and Servicing Rights              31

                  3.6      Return of Collateral at End of Commitment    31

         4.       CONDITIONS PRECEDENT                                  31

                  4.1      Effectiveness of this Agreement              31

                  4.2      Each Advance                                 33

         5.       REPRESENTATIONS AND WARRANTIES                        34

                  5.1      Organization; Good Standing; Subsidiaries    35

                  5.2      Authorization and Enforceability             35

                  5.3      Approvals                                    36

                  5.4      Financial Condition                          36

                  5.5      Litigation                                   36

                  5.6      Compliance with Laws                         36

                  5.7      Regulation U                                 37

                  5.8      Investment Company Act                       37

                  5.9      Payment of Taxes                             37

                  5.10     Agreements                                   37

                  5.11     Title to Properties                          38

                  5.12     ERISA                                        38

                  5.13     Eligibility                                  38

                  5.14     Place of Business                            39

                  5.15     Special Representations Concerning
                  Collateral                                            39

                  5.16     Servicing                                    42

                  5.17     Special Representations Concerning
                  Construction  Advances                                42

                  5.18     No Adverse Selection                         43

                  5.19     Year 2000 Compliance                         43

         6.       AFFIRMATIVE COVENANTS.                                43

                  6.1      Payment of Note.                             43

                  6.2      Financial Statements and Other Reports       43

                  6.3      Maintenance of Existence; Conduct
                  of Business                                           46

                  6.4      Compliance with Applicable Laws              46

                  6.5      Inspection of Properties and Books           46

                  6.6      Notice                                       47

                  6.7      Payment of Debt, Taxes, etc                  47

                  6.8      Insurance                                    48

                  6.9      Closing Instructions                         48

                  6.10     Subordination of Certain Indebtedness        48

                  6.11     Other Loan Obligations                       48

                  6.12     Use of Proceeds of Advances                  49

                  6.13     Special Affirmative Covenants
                  Concerning Collateral                                 49

                  6.14     Special Affirmative Covenants Concerning
                  Construction Advances                                 50

         7.       NEGATIVE COVENANTS                                    50

                  7.1      Contingent Liabilities                       51

                  7.2      Sale or Pledge of Servicing Contracts        51

                  7.3      Merger; Sale of Assets; Acquisitions         51

                  7.4      Deferral of Subordinated Debt                51

                  7.5      Loss of Eligibility                          51

                  7.6      Debt to Tangible Net Worth Ratio             51

                  7.7      Minimum Tangible Net Worth                   51

                  7.8      Acquisition of Recourse Servicing Contracts  52

                  7.9      Gestation Facilities                         52

                  7.10     Special Negative Covenants Concerning
                  Collateral                                            52

         8.       DEFAULTS; REMEDIES                                    52

                  8.1      Events of Default                            52

                  8.2      Remedies                                     56

                  8.3      Application of Proceeds                      60

                  8.4      Lender Appointed Attorney-in-Fact            60

                  8.5      Right of Set-Off                             60

         9.       NOTICES                                               61

         10.      REIMBURSEMENT OF EXPENSES; INDEMNITY                  61

         11.      FINANCIAL INFORMATION                                 62

         12.      MISCELLANEOUS                                         62

                  12.1     Terms Binding Upon Successors;
                  Survival of  Representations                          62

                  12.2     Assignment                                   63

                  12.3     Amendments                                   63

                  12.4     Governing Law                                63

                  12.5     Participations                               63

                  12.6     Relationship of the Parties                  63

                  12.7     Severability                                 64

                  12.8     Operational Reviews                          64

                  12.9     Consent to Credit References                 64

                  12.10    Consent to Jurisdiction                      64

                  12.11    Counterparts                                 65

                  12.12    Entire Agreement                             65

                  12.13    Waiver of Jury Trial                         65

                                    EXHIBITS

                                    --------

Exhibit A                        Promissory Note

Exhibit B                        [INTENTIONALLY OMITTED]

Exhibit C-SF                     Request for Advance Against Single Family
                                 Mortgage Loans

Exhibit C-SF/CONSTRUCTION        Request for Advance Against
                                 Construction/Perm Mortgage Loans

Exhibit D-SF                     Procedures and Documentation for
                                 Warehousing Single Family Mortgage
                                 Loans

Exhibit D-SF/CONSTRUCTION        Procedures and Documentation for
                                 Warehousing Construction/Perm Mortgage Loans

Exhibit D-UNI                    Procedures and Documentation for
                                 Warehousing Unimproved Mortgage Loans

Exhibit E                        Schedule of Servicing Contracts

Exhibit F                        Subordination of Debt Agreement

Exhibit G                        Subsidiaries

Exhibit H                        Legal Opinion

Exhibit I-SF                     Officer's Certificate

Exhibit J                        Schedule of Existing Warehouse Lines

Exhibit K-1                      Funding Bank Agreement (Wire)

Exhibit K-2                      Funding Bank Agreement (Checks)

Exhibit L                        Commitment Summary Report

Exhibit M                        Terms Applicable to Advances Against
                                 Eligible Loans

Exhibit N                        RFConnects Pledge Agreement

         THIS SECOND AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT, dated as of October 1, 1999 between U.S. HOME MORTGAGE CORPORATION, a Florida corporation, (the "Company"), having its principal office at 311 Park Place Boulevard, P.O. Box 4929, Clearwater, Florida 33759 and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender"), having its principal office at 8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437.

         WHEREAS, the Company and the Lender have entered into a First Amended and Restated Warehousing Credit and Security Agreement dated August 31, 1995, as amended by the First Amendment to First Amended and Restated Warehousing Credit and Security Agreement dated as of December 27, 1995, the Second Amendment to First Amended and Restated Warehousing Credit and Security Agreement dated as of August 29, 1996, the Third Amendment to First Amended and Restated Warehousing Credit and Security Agreement dated as of January 2, 1997, the Fourth Amendment to First Amended and Restated Warehousing Credit and Security Agreement dated as of June 25, 1997, the Fifth Amendment to First Amended and Restated Warehousing Credit and Security Agreement dated as of August 28, 1997, the Sixth Amendment to First Amended and Restated Warehousing Credit and Security Agreement dated as of March 30, 1998, the Seventh Amendment to First Amended and Restated Warehousing Credit and Security Agreement dated as of July 17, 1998, and the Eighth Amendment to First Amended and Restated Warehousing Credit and Security Agreement dated as of April 9, 1999, (as so amended, the "Existing Credit Agreement");

         WHEREAS, the Company and the Lender desire to amend and restate the Existing Credit Agreement and to set forth herein the terms and conditions upon which the Lender shall continue to provide warehouse financing to the Company;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1.       DEFINITIONS.

                  1.1 Defined Terms. Capitalized terms defined below or elsewhere in this Agreement (including the Exhibits hereto) shall have the following meanings:

                  "Adjusted Servicing Portfolio" means, for any Person, the Servicing Portfolio of such Person, but excluding the principal balance of Mortgage Loans included in the Servicing Portfolio at such date (a) which are past due for principal or interest for 60 days or more, (b) with respect to which such Person is obligated to repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of such Mortgage Loans, (c) for which the Servicing Contracts are not owned by such Person free and clear of all Liens (other than in favor of the Lender), or (d) which are serviced by the Company for others under subservicing arrangements.

                  "Adjusted Tangible Net Worth" means with respect to any Person at any date, the Tangible Net Worth of such Person at such date, excluding capitalized excess servicing fees and capitalized servicing rights, plus 1% of the Adjusted Servicing Portfolio, and plus deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights.

                  "Advance" means a disbursement by the ender under the Commitment pursuant to Section 2.1 of this Agreement.

                  "Advance Request" has  the meaning set forth in Section 2.2
(a) hereof.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Agency Security" means a Mortgage-backed Security issued or guarantied by Fannie Mae, Freddie Mac or Ginnie Mae.

                  "Agreement" means this Second Amended and Restated Warehousing Credit and Security Agreement (Single Family Mortgage Loans), either as originally executed or as it may from time to time be supplemented, modified or amended.

                  "Approved Custodian" means a pool custodian or other Person which is deemed acceptable to the Lender from time to time in its sole discretion to hold a Mortgage Loan for inclusion in a Mortgage Pool or to hold a Mortgage Loan as agent for an Investor who has issued a Purchase Commitment for such Mortgage Loan.

                  "As Completed Appraised Value" means, with respect to a Construction/Perm Mortgage Loan, the value given by a state certified appraiser prior to the beginning of any construction to the real property and improvements thereto to be financed by such Construction/Perm Mortgage Loan (i) as of the completion of construction and (ii) based on the Total Costs and plans and specifications for such real property and improvements.

                  "Business Day" means any day excluding Saturday or Sunday and excluding any day on which national banking associations are closed for business.

                  "Buydown" has the meaning set forth in Section 2.5(h) hereof.

                  "Calendar Quarter" shall mean the 3 month period beginning on any January 1, April 1, July 1 or October 1.

                  "Cash Collateral Account" means a demand deposit account maintained at the Funding Bank in the name of the Lender and designated for receipt of the proceeds of the sale or other disposition of the Collateral.

                  "Check Disbursement Account" means a demand deposit account maintained at the Funding Bank in the name of the Company and under the control of the Lender for the clearing of checks written by the Company to fund Advances.

                  "Closing Date" means April 15, 1992.

                  "Collateral" has the meaning set forth in Section 3.1 hereof.

                  "Collateral Documents"  means, with respect to each Mortgage
Loan: (a) the Mortgage Note, the Mortgage, and all other documents executed in connection with or otherwise relating to the Mortgage Loan, (b) as applicable, the original lender's ALTA Policy of Title Insurance or its equivalent, documents evidencing the FHA Commitment to Insure or the VA Guaranty, the
appraisal, Private Mortgage Insurance, the Regulation Z Statement, certificates of casualty or hazard insurance, credit information on the maker(s) of the Mortgage Note, the HUD-1 or corresponding purchase advice, and (c) any other documents that are customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or which are customarily executed by the seller of a Mortgage Note to an Investor.

                  "Collateral Value" means (a) with respect to any Eligible Loan as of the date of determination, the lesser of (i) the amount of any Advance made against such Eligible Loan under Section 2.1(c) hereof or (ii) the Fair Market Value of such Eligible Loan; (b) in the event Pledged Mortgages have been exchanged for Agency Securities, the lesser of (i) the amount of any Advances outstanding against the Eligible Loans backing such Agency Securities or (ii) the Fair Market Value of such Pledged Securities; and (c) with respect to cash, the amount of such cash.

                  "Commitment" has the meaning set forth in Section 2.1(a) hereof.

                  "Commitment Amount" means $80,000,000.

                  "Commitment Fee" means a fee payable by the Company in consideration of the Lender's issuance of the Commitment. The amount of the Commitment Fee, if any, is set forth in Section 2.8(a) hereof.

                  "Committed Purchase Price" means for an Eligible Loan the product of the Mortgage Note Amount multiplied by (a) the price (expressed as a percentage) as set forth in a Purchase Commitment for such Eligible Loan or
(b) in the event such Eligible Loan is to be used to back an Agency Security, the price (expressed as a percentage) as set forth in a Purchase Commitment for such Agency Security.

                  "Company" has the meaning set forth in the first paragraph of this Agreement.

                  "Construction Advance" means an Advance made against a Construction/Perm Mortgage Loan.

                  "Construction/Perm Mortgage Loan" means a First Mortgage Loan in a principal amount not to exceed $600,000, made for financing the purchase of real property and the construction of improvements on such real property by the Parent, and which is converted to a Permanent Mortgage Loan at the completion of the improvements.

                  "Cost Breakdown" means a list of the costs and expenses to be financed by Advances under a Construction/Perm Mortgage Loan, including, without limitation, real property acquisition costs, hard and soft construction costs, architectural fees and any other costs and expenses budgeted to construct and complete the improvements.

                  "Credit Score" means a mortgagor's overall consumer credit rating, represented by a single numeric credit score calculated using the Fair, Isaac consumer credit scoring system, provided by a credit repository acceptable to the Lender and the Investor that issued the Purchase Commitment covering the related Mortgage Loan.

                  "Debt" means, with respect to any Person at any date, (a) all indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date, and (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; provided that for purposes of this Agreement, there shall be excluded from Debt at any date Subordinated Debt not due within one year of such date and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights.

                  "Default" means the occurrence of any event or existence of any condition which, but for the giving of Notice, the lapse of time, or both, would constitute an Event of Default.

                  "Depository Benefit" shall mean the compensation received by the Lender, directly or indirectly, as a result of the Company's maintenance of Eligible Balances with a Designated Bank.

                  "Designated Bank" means any bank(s) designated from time to time by the Lender as a Designated Bank, but only for as long as the Lender has an agreement under which the Lender can receive a Depository Benefit.

                  "Designated Bank Charges" means any fees, interest or other charges that would otherwise be payable to a Designated Bank in connection with Eligible Balances maintained at a Designated Bank, including Federal Deposit Insurance Corporation insurance premiums, service charges and such other charges as may be imposed by governmental authorities from time to time.

                  "Effective Date" means October 8, 1999.

                  "Electronic Advance Request" means an electronic transmission through RFConnects Delivery containing the same information as Exhibit C-SF to this Agreement, together with the RFConnects Pledge Agreement, duly executed by the Company, and a list of the Mortgage Loans (including mortgagor's name, loan number and loan amount) to be funded with the Advance sent to the Lender by facsimile.

                  "Eligible Balances" means all funds of or maintained by the Company and its Subsidiaries in accounts at a Designated Bank, less balances to support float, reserve requirements, and such other reductions as may be imposed by governmental authorities from time to time.

                  "Eligible Loan" means a Single Family Mortgage Loan secured by a Mortgage on real property located in one of the states of the United States or the District of Columbia that is designated as such on Exhibit M attached hereto and made a part hereof.

                  "Eligible Mortgage Pool" means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification (on the basis of which an Agency Security is to be issued), (b) there exists a Purchase Commitment covering such Agency Security, and (c) such Agency Security will be delivered to the Lender.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder, as amended from time to time and any successor statute.

                  "Event of Default" means any of the conditions or events set forth in Section 8.1 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Existing Credit Agreement" has the meaning set forth in the first recital hereto.

                  "Extension Fee" means a fee payable by the Company in consideration of the Lender's extension of the Commitment, pursuant to this Agreement. The amount of the Extension Fee is set forth in Section 10 hereof.

                  "Fair Market Value"  means at any date with  respect  to any
Mortgage Loan covered by a valid Purchase Commitment, the Committed Purchase Price, or in the absence of a valid Purchase Commitment for a Mortgage Loan or the related Agency Security (if such Mortgage Loan is to be used to back an Agency Security), the market price (expressed as a percentage of the outstanding principal balance) for 30-day mandatory future delivery of such Mortgage Loan or Agency Security published by Bloomberg L.P. or, if not so published, the average bid price (expressed as a percentage of the outstanding principal balance) quoted in writing to the Lender as of the computation date by any 2 nationally recognized dealers selected by the Lender who at the time are making a market in similar Mortgage Loans or Securities, multiplied, in the case of Mortgage Loans, by the outstanding principal balance thereof and, in the case of Agency Securities, by the product of the pool factor of such Agency Security times the face amount of such Agency Security.

                  "Fannie Mae" means Fannie Mae, a corporation created under the laws of the United States, and any successor thereto.

                  "FHA" means the Federal Housing Administration and any successor thereto.

                  "FICA" means the Federal Insurance Contributions Act.

                  "FIRREA" means the Financial Institutions Reform, Recovery
and   Enforcement  Act of 1989,  as  amended  from   time  to time,  and the
regulations promulgated and rulings issued thereunder.

                  "First Mortgage" means a Mortgage which constitutes a first Lien on the property covered thereby.

                  "First Mortgage Loan" means a Mortgage Loan secured by a First Mortgage.

                  "FmHA" means the Farmers Home Administration and any successor thereto.

                  "FmHA Mortgage Loan" means a Mortgage Loan secured by a First Mortgage and with respect to which ninety percent (90%) of the principal amount of each Mortgage Loan is guaranteed by FmHA.

                  "Freddie Mac" means Freddie Mac, a corporation created under the laws of the United States, and any successor thereto.

                  "Funding Bank" means The First National Bank of Chicago or any other bank designated from time to time by the Lender.

                  "Funding  Bank  Agreement"   means the   letter   agreement
substantially in the form of Exhibit K hereto.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Gestation Agreement" means an agreement under which the Company agrees to sell or finance (a) a Pledged Mortgage prior to the date of purchase by an Investor, or (b) a Mortgage Pool prior to the date an Agency Security backed by such Mortgage Pool is issued.

                  "Ginnie Mae"   means  the   Government   National   Mortgage
Association, an agency of the United States government, and any successor thereto.

                  "Hedging Arrangements" means, with respect to any Person, any agreements or other arrangement (including, without limitation, interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into by such Person to protect itself against changes in interest rates or the market value of assets.

                  "HUD" means the Department of Housing and Urban Development and any successor thereto.

                  "HUD 203(K) Mortgage Loan" means an FHA insured closed-end First Mortgage Loan secured by a First Mortgage, of which a portion will be used for the purpose of rehabilitating and/or repairing the related single family property, and which satisfies the definition of "rehabilitation loan" under 24 C.F.R. Section 203.50(a).

                  "Indemnified Liabilities" has the meaning set forth in
Article 10 hereof.

                  "Internal Revenue Code" means the Internal  Revenue Code of
1986,   or   any  subsequent  federal  income  tax law or laws, as any of the foregoing have been or may from time to time be amended.

                  "Investor" means Fannie Mae, Freddie Mac or a financially responsible private institution which is deemed acceptable by the Lender from time to time in its sole discretion with respect to a particular category of Pledged Mortgages.

                  "Lender" has the meaning set forth in the first paragraph of this Agreement.

                  "LIBOR" means, for each calendar week, the rate of interest per annum which is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for 1 month periods of certain U.S. banks as of 11:00 a.m. London time on the first Business Day of each week on which the London Interbank market is open, as published by Bloomberg L.P. If such U.S. dollar LIBOR rates are not so offered or published for any period, then during such period LIBOR shall mean the London Interbank Offered Rate for 1 month periods published on the first Business Day of each week on which the London Interbank market is open, in the Wall Street Journal in its regular column entitled "Money Rates."

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Loan Documents" means this Agreement, the Note, any agreement of the Company relating to Subordinated Debt, and each other document, instrument or agreement executed by the Company in connection herewith or therewith, as any of the same may be amended, restated, renewed or replaced from time to time.

                  "Manufactured Home" means a structure that is built on a permanent chassis (steel frame) with the wheel assembly necessary for transportation in one or more sections to a permanent site or semi-permanent site and which has been built in compliance with the National Manufactured Housing Construction and Safety Standards established by HUD.

                  "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Maturity Date" shall mean the earlier of: (a) the close of business on September 30, 2001, as such date may be extended from time to time in writing by the Lender, in its sole discretion, on which date the Commitment shall expire of its own term and without the necessity of action by the Lender, and (b) the date the Advances become due and payable pursuant to Section 8.2 below.

                  "Miscellaneous Charges" has the meaning set forth in Section
2.10 hereof.

                  "Mortgage" means a mortgage or deed of trust on real property and any improvements thereon (including, without limitation, real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to such manufactured home under applicable real property law).

                  "Mortgage-backed Securities" means securities that are secured or otherwise backed by Mortgage Loans.

                  "Mortgage Loan" means any loan evidenced by a Mortgage Note and secured by a Mortgage.

                  "Mortgage Note" means a promissory note secured by a Mortgage.

                  "Mortgage Note Amount" means, as of the date of determination, the then outstanding unpaid principal amount of a Mortgage Note (or other note evidencing an Eligible Loan) (whether or not an additional amount is available to be drawn thereunder).

                  "Mortgage   Pool"   means  a  pool  of  one  or more Pledged
Mortgages  on  the  basis  of  which  there  is to be issued a Mortgage-backed
Security.

                  "Multiemployer   Plan"   means  a   "multiemployer  plan" as
defined in Section 4001(a) (3) of ERISA which is maintained for employees of the Company or a Subsidiary of the Company.

                  "Note(s)" has the meaning set forth in Section 2.3 hereof.

                  "Notices" has the meaning set forth in Article 9 hereof.

                  "Obligations" means any and all indebtedness, obligations and liabilities of the Company to the Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents.

                  "Officer's Certificate" means a certificate executed on behalf of the Company by its chief financial officer or its treasurer or by such other officer as may be designated herein and substantially in the form of Exhibit I-SF attached hereto.

                  "Operating Account" means a demand deposit account maintained at the Funding Bank in the name of the Company and designated for funding that portion of each Eligible Loan not funded by an Advance made against such Eligible Loan and for returning any excess payment from an Investor for a Pledged Mortgage or Pledged Security.

                  "Parent" shall mean U.S. Home Corporation.

                  "Participant" has the meaning set forth in Section 12.5 hereof.

                  "Permanent Mortgage Loan" means a Construction/Permanent Mortgage Loan after the construction or rehabilitation on the premises related to such Mortgage Loan has been completed and such Mortgage Loan has been converted to an amortizing Mortgage Loan by the modification or replacement of the Mortgage Note.

                  "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Plans" has the meaning set forth in Section 5.12 hereof.

                  "Pledged Mortgages" has the meaning set forth in Section 3.1
(a) hereof.

                  "Pledged  Securities" has the  meaning set forth in Section
3.1 (b) hereof.

                  "Purchase Commitment" means a written commitment, in form and substance satisfactory to the Lender, issued in favor of the Company by an Investor pursuant to which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

                  "Release Amount" has the meaning set forth in Section 3.2(g) hereof.

                  "RFC" means Residential Funding Corporation, a Delaware corporation, and any successor thereto.

                  "RFConnects Delivery" means the Lender's proprietary service to support the electronic exchange of information between the Lender and the Company, including, but not limited to, Advance Requests, shipping requests, payoff requests, activity reports and exception reports.

                  "RFConnects Pledge Agreement means a pledge agreement in the form of Exhibit N to the Agreement.

                  "Second Mortgage" means a Mortgage which constitutes a second Lien on the property covered thereby.

                  "Second Mortgage Loan" means a Mortgage Loan secured by a Second Mortgage.

                  "Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, pursuant to which such Person has the right to service Mortgage Loans.

                  "Servicing Portfolio" means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by such Person under Servicing Contracts.

                  "Single Family Mortgage Loan" means a Mortgage Loan secured by a Mortgage covering improved real property containing one to four family residences.

                  "Statement Date" means the date of the most recent financial
statements of the Company  (and,  if  applicable,  its  Subsidiaries,   on  a
consolidated basis) delivered to the Lender under the terms of this Agreement.

                  "Sublimit" means the aggregate amount of Advances (expressed as a dollar amount or as a percentage of the Commitment Amount) that is permitted to be outstanding at any one time against a specific type of Eligible Loan.

                  "Subordinated Debt" means (a) all indebtedness of the Company for borrowed money which is effectively subordinated in right of payment to all other present and future Obligations either (i) pursuant to a Subordination of Debt Agreement in the form of Exhibit F hereto or (ii) otherwise on terms acceptable to the Lender, and (b) solely for purposes of
Section 7.4 hereof, all indebtedness of the Company which is required to be subordinated by Section 4.1(b) or Section 6.10 hereof.

                  "Subsidiary" means any corporation, association or other business entity in which more than 50% of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Tangible Net Worth" means with respect to any Person at any date, the excess of the total assets of such Person over total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the most recently audited financial statements delivered to the Lender pursuant to the Existing Credit Agreement, plus that portion of Subordinated Debt not due within 1 year of such date; provided that, for purposes of calculating Tangible Net Worth, there shall be excluded from total assets advances or loans to shareholders, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of such Person, intangible assets, those other assets which would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in the "Audit Guide for Audit of Approved Non-Supervised Mortgagees," and other assets deemed unacceptable by the Lender in its sole discretion.

                  "Title I Mortgage Loan" means an FHA  co-insured  closed-end
First Mortgage Loan or Second Mortgage Loan which is underwritten in accordance with HUD underwriting standards for the Title I Property Improvement Program as set forth in and which is reported for insurance under the Mortgage Insurance Program authorized and administered under Title I of the National Housing Act of 1934, as amended and the regulations promulgated thereunder.

                  "Total Costs" means the total of the costs and expenses listed on the Cost Breakdown.

                  "Trust Receipt" means a trust receipt in a form approved by and pursuant to which the Lender may deliver any document relating to the Collateral to the Company for correction or completion.

                  "Unimproved Advance" means an Advance made against an Unimproved Mortgage Loan.

                  "Unimproved Mortgage Loan" means a Mortgage Loan secured by a First Mortgage on unimproved real property intended for commercial or residential development and used by the mortgagor to finance the acquisition of such real property.

                  "Usage Fee" has the meaning set forth in Section 2.8(b) hereof.

                  "Used Portion" has the meaning set forth in Section 2.8(b) hereof.

                  "VA" means the U.S. Department of Veterans Affairs and any successor thereto.

                  "Warehousing Fee" has the meaning set forth in Section 2.9 hereof.

                  "Warehouse Period" means, for any Eligible Loan, the maximum number of days an Advance against that type of Eligible Loan is permitted to remain outstanding as set forth on Exhibit M attached to this Agreement.

                  "Warehousing Promissory Note" means the promissory note evidencing the Company's Obligations with respect to Advances made against Eligible Loans, in the form of Exhibit A-1 attached hereto.

                  "Weighted Average Purchase Commitment Price" shall mean the weighted average of the Committed Purchase Prices of the unfilled Purchase Commitments (expressed as a percentage) for Mortgage Loans or Mortgage-backed Securities of the same type, interest rate and term.

                  "Wet Settlement Advance" means with respect to any Advance, the time from the date the Advance is made until the date of the Lender's receipt of the Collateral Documents as provided in Section 2.2(b) and the Exhibit referenced therein.

                  "Wire Disbursement Account" means a demand deposit account maintained at the Funding Bank in the name of the Lender for the clearing of wire transfers requested by the Company to fund Advances.

                  "Year  2000   Problem"    means  the  risk  that  computer
applications may not be able to properly perform date-sensitive functions after December 31, 1999.

                  1.2      Other Definitional Provisions.

                           1.2(a) Accounting terms not otherwise defined herein
shall have the meanings given the terms under GAAP.

                           1.2(b) Defined  terms may be used in the singular or
the plural, as the context requires.

                           1.2(c)   All references to time of day shall mean
the then applicable time in Chicago, Illinois, unless expressly provided to the contrary.

2.       THE CREDIT.

                  2.1  The Commitment.

                           2.1(a)  Subject to the terms and conditions of this
Agreement and provided no Default or Event of Default has occurred and is continuing, the Lender agrees from time to time during the period from the Closing Date to, but not including, the Maturity Date, to make Advances to the Company, provided the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed the Commitment Amount. The obligation of the Lender to make Advances hereunder up to the Commitment Amount is hereinafter referred to as the "Commitment." Within the Commitment, the Company may borrow, repay and reborrow. Effective as of the date of this Agreement, all outstanding loans made pursuant to the Existing Credit Agreement shall for all purposes be deemed to be Advances made under this Agreement. All previous Advances and new Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Note and for the performance of all the Obligations.

                           2.1(b   Advances shall be used by the Company solely
for the purpose of funding the acquisition or origination of Eligible Loans and shall be made at the request of the Company, in the manner hereinafter provided in Section 2.2 hereof, against the pledge of such Eligible Loans as Collateral therefor. The limitations on the use of Advances set forth on Exhibit M attached hereto and made a part hereof shall be applicable. In addition, the following limitations on the use of Advances shall be applicable:

                   (1) No Advance, other than a Construction/Permanent Advance or an Unimproved Advance, shall be made against any Mortgage Loan which was closed more than 90 days prior to the date of the requested Advance.

                   (2) No Advance shall be made against a Mortgage Loan other than a Mortgage Loan secured by a Mortgage on real property located in one of the states of the United States or the District of Columbia.

                   (3) No Advance shall be made against an Unimproved Mortgage Loan unless all payments which were due and payable under the related Unimproved Mortgage Loan on or prior to the date of such Advance have been made.

                   (4) No Advance shall be made against an Unimproved Mortgage Loan secured by property intended for commercial development, if the Mortgage Note Amount exceeds 80% of the fair market value of such property as determined by the Lender in its reasonable judgement.

                           2.1(c) No Advance shall exceed the following amount
applicable to the type of Eligible Loan at the time it is pledged to secure an Advance hereunder:

                   (1) For an Eligible Loan pledged hereunder, the amount set forth on Exhibit M attached hereto and made a part hereof.

                  2.2      Procedures for Obtaining Advances.

                           2.2(a) To  obtain  an  Advance,  the  Company  must
comply with the conditions set forth in Sections 4.1 and 4.2 of this Agreement, the procedures set forth in this Section 2.2(a), and the procedures and
documentation  required   under  the  Exhibit  D for the type of Mortgage Loan
against which the Company is requesting the Advance. The Company will request an Advance either by delivering to Lender a completed and signed advance request in the applicable form of Exhibit C or, if applicable, by sending to Lender an Electronic Advance Request, together with a list of Mortgage
Loans for which the request is being made and a completed and signed RFConnects Pledge Agreement sent by facsimile (each an "Advance Request"), each no later than 1 Business Day prior to the Business Day the requested Advance is to be made. The current forms of each Exhibit C and Exhibit D referred to above are attached to this Agreement. The Lender is entitled, upon not less than 3 Business Days' prior Notice to the Company, to modify any of those Exhibits or the form of Electronic Advance Request to conform to current legal requirements or Lender's lending practices. Exhibits and Electronic Advance Requests so modified automatically become a part of this Agreement.

                           2.2(b) In the case of a Wet Settlement Advance, the
Company shall follow the procedures and, at or prior to the Lender's making of such Wet Settlement Advance, shall deliver to the Lender the documents set forth in the applicable Exhibit D hereto. In the case of a Mortgage Loan financed through a Wet Settlement Advance, the Company shall cause all Collateral Documents required to be delivered to the Lender pursuant to the applicable Exhibit D within 7 Business Days after the date of the Wet Settlement Advance relating thereto.

                           2.2(c) Before  funding, the  Lender  shall  have a
reasonable time (1 Business Day under ordinary circumstances) to examine such Advance Request and the Collateral Documents to be delivered prior to such requested Advance, as set forth in the applicable Exhibit hereto, and may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment. The Lender shall have no obligation to make a Wet Settlement Advance directly to the Parent against a Mortgage Loan unless the Lender has received satisfactory evidence from the title company closing the Mortgage Loan that such Mortgage Loan is closed and funded.

                           2.2(d) The Company shall hold in  trust  for the
Lender, and the Company shall deliver to the Lender promptly upon request, or if the recorded Collateral Documents have not yet been returned from the recording office, immediately upon receipt by the Company of such recorded Collateral Documents, and the Pledged Mortgage is not being held by an Investor for purchase or has not been redeemed from pledge, the following:
(1) the originals of the Collateral Documents for which copies are required to be delivered to the Lender pursuant to the applicable Exhibit D, (2) the original lender's ALTA Policy of Title Insurance or an equivalent thereto, and (3) any other documents relating to a Pledged Mortgage which the Lender may request, including, without limitation, documentation evidencing the FHA Commitment to Insure or the FmHA Guaranty or VA Guaranty of any Pledged Mortgage which is either FHA insured, FmHA guaranteed or VA guaranteed, the
appraisal,  Private  Mortgage  Insurance  Certificate, if   applicable,  the
Regulation Z Statement, certificates of casualty or hazard insurance, credit information on the maker of each such Mortgage Note, a copy of a HUD-1 or corresponding purchase advice and other documents of all kinds which are customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor and any additional documents which are customarily executed by the seller of a Mortgage Note to an Investor.

                           2.2(e) To make  an  Advance, the Lender shall cause
the Funding Bank to credit either the Wire Disbursement Account or the Check Disbursement Account upon compliance by the Company with the terms of the Loan Documents. The Lender shall determine in its sole discretion the method by which Advances and other amounts on deposit in the Wire Disbursement Account are disbursed by the Funding Bank to or for the account of the Company.

                           2.2(f) If,  pursuant  to the authorization given by
the Company in the Funding Bank Agreement, for the purpose of funding a Mortgage Loan against which the Lender has made an Advance in accordance with a Request for Advance (i) the Lender debits the Company's Operating Account at the Funding Bank to the extent necessary to cover a wire to be initiated by the Lender, or (ii) the Lender directs the Funding Bank to honor a check drawn by the Company on its Check Disbursement Account at the Funding Bank, and such debit or direction results in an overdraft, the Lender may make an additional Advance to fund such overdraft.

                  2.3 Note. The Company's Obligations shall be evidenced by the promissory note (the "Note") dated as of the date hereof substantially in the
form of Exhibit  A  attached hereto.  The  term   "Note"   shall  include  all
extensions, renewals and modifications of the Note and all substitutions therefor. All terms and provisions of the Note are hereby incorporated herein.

                  2.4 Interest.

                           2.4(a) Except as otherwise provided in  Section 2.4
(e) hereof, the unpaid amount of each Advance against an Eligible Loan shall bear interest, from the date the Advance until paid in full, at the rate(s) per annum set forth on Exhibit M attached hereto and made a part hereof.

                           2.4(b) The Company is entitled to receive a benefit
in the form of an "Earnings Credit" on the portion of the Eligible Balances maintained in time deposit accounts with a Designated Bank, and the Company is entitled to receive a benefit in the form of an "Earnings Allowance" on the portion of the Eligible Balances maintained in demand deposit accounts with a Designated Bank. Any Earnings Allowance shall be used first and any Earnings Credit shall be used second as a credit against accrued Designated Bank Charges, any other Miscellaneous Charges and fees, including, but not limited to Commitment Fees, Usage Fees and Warehousing Fees, and may be used, at the Lender's option, to reduce accrued interest. Any Earnings Allowance not used during the month in which the benefit was received shall be accumulated for use and must be used within 6 months of the month in which the benefit was received. Any Earnings Credit not used during the month in which the benefit was received shall be used to provide a cash benefit to the Company. The Lender's determination of the Earnings Credit and the Earnings Allowance for any month shall be determined by the Lender in its sole discretion and shall be conclusive and binding absent manifest error. In no event shall the benefit received by the Company exceed the Depository Benefit.

                           Either party  hereto  may  terminate  the  benefits
provided for in this Section effective immediately upon Notice to the other party, if the terminating party shall have determined (which determination shall be conclusive and binding absent manifest error) at any time that any applicable law, rule, regulation, order or decree or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by such party with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for such party to continue to offer or receive the benefits provided for in this Section.

                           2.4(c) Interest shall be computed on the basis of a
360-day year and applied to the actual number of days elapsed in each interest calculation period and shall be payable monthly in arrears, on the first day of each month, commencing with the first month following the Closing Date and on the Maturity Date.

                           2.4(d) If, for any reason, no interest  is  due on
an Advance, the Company agrees to pay to the Lender an administrative fee equal to one day of interest on such Advance at the rate of interest applicable to such Advance, as in effect on the date of such Advance. Administrative and other fees shall be due and payable in the same manner as interest is due and payable hereunder.

                           2.4(e) Upon  Notice  to  the  Company, after   the
occurrence and during the continuation of an Event of Default, the unpaid amount of each Advance shall bear interest until paid in full at a per annum rate of interest (the "Default Rate") equal to 4% in excess of the rate of interest otherwise applicable to the Advance or, if no rate is applicable, the highest rate then applicable to any outstanding Advances.

                           2.4(f) The  floating rates of interest provided for
in this Agreement will be adjusted as of the effective date of each change in the applicable index. The Lender's determination of such rates as of any date of determination shall be conclusive and binding, absent manifest error.

                  2.5      Principal Payments.

                           2.5(a) The outstanding principal amount of all
Advances shall be payable in full on the Maturity Date.

                           2.5(b) The Company shall have the right to prepay
the outstanding Advances in whole or in part, from time to time, without premium or penalty.

                           2.5(c) The  Company  shall pay the Lender,  without
the necessity of prior demand or notice from the Lender, and the Company authorizes the Lender to cause the Funding Bank to charge the Company's Operating Account for, the amount of any outstanding Advance against a specific Pledged Mortgage, upon the earliest occurrence of any of the following events:

                                    (1) One (1) Business Day elapses from
the date an Advance was made and the Pledged Mortgage which was to have been funded by such Advance is not closed and funded.

                                    (2) Ten  (10) Business  Days  elapse from
the date a Collateral Document was delivered to the Company for correction or completion under a Trust Receipt, if such Collateral Document has not been returned to the Lender.

                                    (3) On  the  date  on  which   a   Pledged
Mortgage is determined to have been originated based on untrue, incomplete or inaccurate information, whether or not the Company had knowledge of such misrepresentation or incorrect information or on the date on which the Company knows, or has reason to know, or receives notice from the Lender, that one or more of the representations and warranties set forth in Section 5.15 were inaccurate or incomplete in any material respect on any date when made or deemed made.

                                    (4)  On  the  date the Pledged Mortgage is
defaulted and remains in default for a period of 60 days or more.

                                    (5)  If  the outstanding  Advances against
Pledged Mortgages of a specific Mortgage Loan type, other than an Unimproved Mortgage Loan, exceed the aggregate Purchase Commitments for such Mortgage Loan type.

                                    (6)  For  a  Mortgage  Loan  covered  by a
Purchase Commitment at the time pledged hereunder, 3 Business Days after the mandatory delivery date of the related Purchase Commitment and the specific Pledged Mortgage or the Pledged Security backed thereby was not delivered under the Purchase Commitment prior to such mandatory delivery date, or the Purchase Commitment is terminated; unless in each case, such Pledged Mortgage or Pledged Security is eligible for delivery to an Investor under a comparable Purchase Commitment acceptable to the Lender.

                                    (7)  Upon  sale  or other  disposition of
the Pledged Mortgage or, if a Pledged Mortgage is included in an Eligible Mortgage Pool, upon sale or other disposition of the related Agency Security.

                                    (8)  For  a   Construction/Perm  Mortgage
Loan, a lien is filed against the premises and not removed within 15 days of the filing, or an inspection report indicates that the improvements to the premises encumbered by the Pledged Mortgage are not being constructed in accordance with the approved plans and specifications.

                           2.5(d) Upon Notice to the Company by the Lender,
the Company shall pay to the Lender, and the Company authorizes the Lender to cause the Funding Bank to charge the Company's Operating Account for, the amount of any outstanding Advance against a specific Pledged Mortgage upon the earliest occurrence of any of the following events:

                                    (1)  For any Pledged Mortgage, the
Warehouse Period elapses.

                                    (2)  On the date the  payment of a Lien
prior to a Pledged  Mortgage is delinquent  for a period of  60 days.

                                    (3)  Forty-five (45) days elapse from the
date the Pledged Mortgage was delivered to an Investor or an Approved Custodian for examination and purchase or inclusion in a Mortgage Pool, without the purchase being made or an Eligible Mortgage Pool being initially certified, or upon rejection of the Pledged Mortgage as unsatisfactory by an Investor or an Approved Custodian.

                                    (4)  Seven (7) Business  Days elapse from
the date a Wet Settlement Advance was made without receipt by the Lender of all Collateral Documents relating to such Pledged Mortgage, or such Collateral Documents, upon examination by the Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

                                    (5)   With   respect   to   any   Pledged
Mortgage, any of the items described in Section 2.2(d), upon examination by the Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

                           2.5(e) The outstanding amount of any Advance made
pursuant to Section 2.2(f) shall be payable in full within 1 Business Day after the date of such Advance.

                           2.5(f) In  addition   to  the  payments  required
pursuant to Sections 2.5(d) and 2.5(e), if the principal amount of any Pledged Mortgage is prepaid in whole or in part while an Advance is outstanding against such Pledged Mortgage, the Company shall be obligated to pay to the Lender, without the necessity of prior demand or notice from the Lender, and the Company authorizes the Lender to cause the Funding Bank to charge the Company's Operating Account for the amount of such prepayment, to be applied to such Advance.

                           2.5(g) The   proceeds  of   the   sale  or  other
disposition of Pledged Mortgages and Pledged Securities shall be paid directly by the Investor to the Cash Collateral Account. The Company shall give Notice to the Lender (telephonically, to be followed by written notice) of the Pledged Mortgages or Pledged Securities for which proceeds have been received. Upon receipt of such Notice the Advances against such Pledged Mortgages or Pledged Securities shall be repaid from such proceeds and such Pledged Mortgages or Pledged Securities shall be considered to have been redeemed from pledge. The Lender is entitled to rely upon the Company's affirmation that deposits in the Cash Collateral Account represent payment from Investors for the purchase of Pledged Mortgages or Pledged Securities as specified by the Company. In the event that the payment from an Investor for the purchase of Pledged Mortgages or Pledged Securities is less than the outstanding Advances against such Pledged Mortgages or the Mortgage Loans backing Pledged Securities, the Lender is authorized to cause the Funding Bank to charge the Company's Operating Account for an amount equal to such deficiency. Provided no Default or Event of Default exists, the Lender shall return any excess payment from an Investor for Pledged Mortgages or Pledged Securities to the Company.

                           2.5(h) The Company may, from time to time, prepay a
portion of the Advances pursuant to this Section 2.5(h) (any such prepayment is hereafter referred to as a "Buydown"). A Buydown shall not, except as set forth below, be deemed a prepayment of any particular Advances, and shall not entitle the Company to the release of any Collateral. If a Default or an Event of Default has occurred and is continuing, the Lender shall be entitled to retain as additional Collateral any portion of the Buydown which has been funded by the Company. Any portion of the Buydown which has been funded to the Company by its Parent and/or Affiliates shall be refunded to and at the direction of the Company. All or any portion of a Buydown may be reborrowed hereunder, provided no Default or Event of Default has occurred and is continuing, upon written notice to the Lender no later than 9:30 a.m. on the Business Day that the Company desires to reborrow such amount. The Lender shall use its best efforts to apply each Buydown to reduce the interest on Advances in the following order: first, Unimproved Advances; second, Construction Advances; third, Subprime Advances; and fourth, Prime Advances (as defined on Exhibit M hereto); provided, however, that no portion of any Buydown may be or remain applied to Unimproved Advances unless, after giving effect to such application, the outstanding principal balance of the Unimproved Advances (net of the portion of the Buydown applied thereto) would be greater than or equal to $2,500,000. In the event the Lender receives a payment of Advances that would, as a result of the Buydown, reduce the outstanding principal balance of the Unimproved Advances to an amount less than $2,500,000, or the outstanding principal balance of the other Advances to an amount less than zero, unless an Event of Default shall have occurred and be continuing, the Buydowns, or a portion thereof equal to such excess, shall be re-advanced to the Company.

                  2.6 Expiration of Commitment. The Commitment shall expire on the Maturity Date.

                  2.7  Method of Making Payments.

                           2.7(a) Except as otherwise  specifically  provided
herein, all payments hereunder shall be made to the Lender not later than the close of business on the date when due unless such date is a non-Business Day, in which case, such payment shall be due on the first Business Day thereafter, and shall be made in lawful money of the United States of America in immediately available funds transferred via wire to accounts designated by the Lender from time to time.

                           2.7(b) After   the   occurrence   and   during  the
continuance of an Event of Default, and without the necessity of prior demand or notice from the Lender, the Company authorizes the Lender to cause the Funding Bank to charge the Company's Operating Account for any Obligations due and owing the Lender.

                  2.8  Commitment Fees and Usage Fees.

                           2.8(a) The Company  agrees to  pay to the Lender a
Commitment   Fee  in  the  amount  of  1/10%  per annum of $15,000,000, which
Commitment Fee shall be paid quarterly in advance and shall be computed on the basis of a 365-day year and applied to the actual number of days elapsed in each Calendar Quarter. On the Closing Date, the Company shall pay the prorated portion of the quarterly Commitment Fee due from the Closing Date to the last day of the current Calendar Quarter. Thereafter, the Company shall make quarterly payments of the Commitment Fee on thefirst day of each Calendar Quarter. If the scheduled Maturity Date is other than the last day of a Calendar Quarter, the Company shall pay the prorated portion of the quarterly Commitment Fee due from the beginning of the then current Calendar Quarter to and including the Maturity Date. For the purposes hereof, Calendar Quarters shall be defined as the 3 month periods beginning on each April 1, July 1, October 1 and January 1. The Company shall not be entitled to a reduction in the amount of the Commitment Fee, in the event the Commitment Amount is reduced or in the event that the Commitment is terminated at the request of the Company or as a result of an Event of Default.
If the Commitment terminates at the request of the Company or as a result of an Event of Default, the unpaid balance of the Commitment Fee through the scheduled Maturity Date shall be due and payable in full on the date of such termination.

                           2.8(b)  At the end of each Calendar Quarter  during
the term hereof, the Lender shall determine the average usage of the portion of the Commitment during such Calendar Quarter in excess of $15,000,000 by calculating the arithmetic daily average of the Advances (net of Buydown) outstanding during such Calendar Quarter. To the extent the quarterly average usage (the "Used Portion") exceeds $15,000,000, the Company shall pay in arrears, within 30 days after the end of each calendar quarter, a fee (the "Usage Fee"), equal to 1/10% per annum on the total amount by which the Used Portion of the Commitment exceeded $15,000,000 during such Calendar Quarter.

If the scheduled Maturity Date is other than the first day of a Calendar Quarter, the Company shall pay the prorated portion of the Usage Fee due from the beginning of the then current Calendar Quarter to and including the scheduled Maturity Date. In the absence of manifest error, the calculation by the Lender of the amount of any Usage Fee shall be conclusive.

                  2.9 Warehousing Fees. The Company agrees, at the time of each Advance, to pay to the Lender a Warehousing Fee in the amount of (i) $10.00 for each Mortgage Loan, other than an Unimproved Mortgage Loan, pledged as Collateral for such Advance, and (ii) $100.00 for each Unimproved Mortgage Loan pledged as Collateral for such Advance. Notwithstanding the foregoing, if the arithmetic daily average of the Advances (net of Buydown) outstanding in any month exceeds $15,000,000, no Warehousing Fee shall be payable for such month. Warehousing Fees are due when incurred, but shall not be delinquent if paid within fifteen (15) days after receipt of an invoice or an account analysis statement from the Lender.

                  2.10  Miscellaneous Charges. The Company agrees to reimburse
the   Lender   for   miscellaneous   charges   and  expenses   (collectively,
"Miscellaneous Charges") incurred by or on behalf of the Lender in connection with the handling and administration of Advances, and to reimburse the Lender for Miscellaneous Charges incurred by or on behalf of the Lender in connection with the handling and administration of the Collateral. For the purposes hereof, Miscellaneous Charges shall include, but not be limited to, costs for UCC, tax lien and judgment searches conducted by the Lender, filing fees, charges for wire transfers, check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, the Funding Bank's service fees and overdraft charges and
Designated Bank Charges. Miscellaneous Charges are due when incurred, but shall not be delinquent if paid within 15 days after receipt of an invoice or an account analysis statement from the Lender.

                  2.11 Interest Limitation. All agreements between the Company and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of this Agreement or the Note or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, loaning or retention of the Advances secured by this Agreement exceed the maximum permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provisions hereof or of the Note, or any other document securing this Agreement at any time given shall involve transcending the limit of validity prescribed by law, then, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lende should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of interest shall be applied to the reduction of the principal balance secured by the Note and not to the payment of interest
thereunder.   This  provision  shall control  every  other  provision  of  all agreements between the Company and Lender and shall also b e binding upon and available to any subsequent holder of the Note.

                  2.12 Increased Costs; Capital Requirements. In the event any applicable law, order, regulation or directive issued by any governmental or monetary uthority, or any change therein or in the governmental or judicial interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) by any governmental or monetary authority:

                           2.12(a)  Does  or  shall  subject the Lender to any
tax of any kind whatsoever with respect to this Agreement or any Advances made hereunder, or change the basis of taxation on payments to the Lender of principal, fees, interest or any other amount payable hereunder (except for change in the rate of tax on the overall gross or net income of the Lender by the jurisdiction in which the Lender's principal office is located);

                           2.12(b)  Does or shall  impose,   modify  or  hold
applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender which are not otherwise included in the determination of the interest rate as calculated hereunder; and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining any Advance or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of the Lender or any Person controlling the Lender as it relates to credit facilities in the nature of that evidenced by this Agreement, then, in any such case, the Company shall promptly pay any additional amounts necessary to compensate the Lender for such additional cost or reduced amounts receivable or reduced rate of return as determined by the Lender with respect to this Agreement or Advances made hereunder. If the Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall notify the Company of the event by reason of which it has become so entitled and the Company shall pay such amount within 15 days thereafter. A certificate as to any additional amount payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by the Lender to the Company shall be conclusive in the absence of manifest error. The obligations of the Company under this Section shall survive the payment of all other Obligations and the termination of this Agreement.

3.       COLLATERAL.

                  3.1 Grant of Security Interest. As security for the payment of the Note and for the performance of all of the Company's Obligations, the Company hereby assigns and transfers to the Lender all right, title and interest in and to and grants a security interest to the Lender in the following described property (the "Collateral"):

                           3.1(a)  All Mortgage Loans, including all Mortgage
Notes and Mortgages evidencing or securing such Mortgage Loans, which from time to time are delivered or caused to be delivered to the Lender (including delivery to a third party on behalf of the Lender), come into the possession, custody or control of the Lender for the purpose of assignment or pledge or in respect of which an Advance has been made by the Lender hereunder, including without limitation all Mortgage Loans in respect of which Wet Settlement Advances have been made by the Lender (the "Pledged Mortgages").

                           3.1(b)  All Mortgage-backed Securities which are
from time to time created in whole or in part on the basis of the Pledged Mortgages or are delivered or caused to be delivered to, or are otherwise in the possession of the Lender or its agent, bailee or custodian as assignee, or pledged to the Lender, or for such purpose are registered by book-entry in the name of the Lender (including delivery to or registration in the name of a third party on behalf of the Lender) hereunder or in respect of which
from time to time  an  Advance  has  been  made  by  the  Lender   hereunder
(the  "Pledged Securities").

                           3.1(c)  All private  mortgage  insurance  and  all
commitments issued by the FHA, FmHA or VA to insure or guarantee any Mortgage Loans included in the Pledged Mortgages; all Purchase Commitments held by the Company covering the Pledged Mortgages or the Pledged Securities and all proceeds resulting from the sale thereof to Investors pursuant thereto; and all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to the Company as compensation or reimbursement, accounts, payments, intangibles and other general intangibles of whatsoever kind relating to the Pledged Mortgages, the Pledged Securities, said FHA commitments, FmHA commitments or VA commitments and the Purchase Commitments, and all other documents or instruments relating to the Pledged Mortgages and the Pledged Securities, including, without limitation, any interest of the Company in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to the Pledged Mortgages.

                           3.1(d)  All   right,   title  and  interest  of the
Company in and to all escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of the Company relating to the Collateral.

                           3.1(e)  All   right,   title   and interest of the
Company in and to any Hedging Arrangements entered into to protect the Company against changes in the value of Pledged Mortgages or Pledged Securities,
including, without limitation, all rights  to  payment   arising  under  such
Hedging Arrangements.

                           3.1(f)  All now existing or hereafter acquired cash
delivered to or otherwise in the possession of the Lender, the Funding Bank, or the Lender's agent, bailee or custodian or designated on the books and records of the Company as assigned and pledged to the Lender.

                           3.1(g)  All  cash  and  non-cash   proceeds of  the
Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds thereof.

                           3.1(h)  All right,  title  and   interest  of  the
Company in and to  all  building  loan  agreements,  construction  contracts,
plans  and  specifications,  building permits,  governmental  approvals   and
licenses,  lender's  policies  of  title   insurance,  "all  risk"  builder's
insurance or workers' compensation insurance as the same relate to the Pledged Mortgages.

                  3.2      Release of Security Interest in Collateral.

                           3.2(a) Pledged Mortgages shall be released from the
Lender's security interest only against payment to the Lender of the Release Amount in connection with such Pledged Mortgages.

                           3.2(b) If Pledged Mortgages are to be transferred
to a pool custodian or to Freddie Mac or Fannie Mae for inclusion in a Mortgage Pool, the Lender's security interest in such Pledged Mortgages shall be released only against payment to the Lender of the Release Amount in connection with such Pledged Mortgages. If the Lender's security interest in the Pledged Mortgages comprising the Mortgage Pool is not released prior to the issuance of the Mortgage-backed Security, then the Mortgage-backed Security, when issued, shall be a Pledged Security. The Lender's security interest shall continue in such Pledged Mortgages and the Pledged Security. The Lender shall b e entitled to possession of such Pledged Security in the manner provided below.

                           3.2(c) If Pledged  Mortgages are  transferred to an
Approved Custodian and included in an Eligible Mortgage Pool, the Lender's security interest in the Pledged Mortgages comprising the Eligible Mortgage Pool shall be released upon the issuance of the Agency Security, which shall be a Pledged Security. The Lender's security interest in such Pledged Security shall be released only against payment to the Lender of the Release Amount in connection with the Pledged Mortgages backing such Pledged Security. The Lender shall be entitled to possession of such Pledged Security in the manner provided below.

                           3.2(d) The Lender shall have the exclusive right to
the possession of the Pledged Securities or, if the Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as such term is defined in the Uniform Commercial Code of Minnesota) or its nominee, the Lender shall have the right to have the
Pledged Securities registered in the name of a securities intermediary (as such term is defined in the Uniform Commercial Code of Minnesota) in an account containing only customer securities and credited to an account of the Lender. The Lender shall have the right to cause delivery of the Pledged Securities to be made to the Investor or the Pledged Securities credited to the account
of the Investor or the Investor's designee only  against   payment   therefor.
The Company acknowledges that the Lender may  enter  into one or more standing
arrangements with other  financial   institutions  with  respect  to   Pledged
Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation, pursuant to which such Pledged Securities are registered in the name of such financial institution, as agent or securities intermediary for the Lender, and the Company agrees upon request of the Lender to execute and deliver to such other financial institutions the Company's written concurrence in any such standing arrangements.

                           3.2(e) Prior   to   the  occurrence  of an Event of
Default, the Company may redeem a Pledged Mortgage or Pledged Security from the Lender's security interest by notifying the Lender of its intention to redeem such Pledged Mortgage or Pledged Security from pledge and either (a) paying, or causing an Investor to pay, to the Lender, for application to prepayment of the principal balance of the Note, the Release Amount in connection with such Pledged Mortgage or Pledged Security, or (b) delivering substitute Collateral which, in addition to being acceptable to the Lender in its sole discretion will, when included with the Collateral, result in a Collateral Value of all Collateral held by the Lender which is at least equal to the aggregate outstanding Advances.

                           3.2(f) Following the occurrence of a Default or
Event of Default, the Lender may, with no liability to the Company or any Person, continue to release its security interest in any Pledged Mortgage or Pledged Security against payment of the Release Amount in connection with such Pledged Mortgage or Pledged Security.

                           3.2(g) The amount(the "Release Amount")  to be paid
by the Company to obtain the release of the Lender's security interest in a Pledged Mortgage shall be (i) prior to the occurrence of an Event of Default, the principal amount of the Advances made against such Pledged Mortgage, and
(ii) from and after the occurrence and during the continuance of an Event of Default, the Committed Purchase Price of such Pledged Mortgage or, if there is no Purchase Commitment therefor, the amount paid to the Lender in a commercially reasonable disposition thereof, or in connection with a commercially reasonable disposition of the property securing an Unimproved Mortgage Loan or other defaulted Pledged Mortgage.

                  3.3   Delivery   of   Additional  Collateral  or   Mandatory
Prepayment.

             At any time that the aggregate Collateral Value of the Collateral then pledged hereunder, other than Unimproved Mortgage Loans is less than the aggregate amount of the Advances, other than Unimproved Advances, then outstanding hereunder, the Lender may request, and the Company shall within 2 Business Days after Notice by the Lender (a) deliver to the Lender for pledge hereunder additional Collateral, other than Unimproved Mortgage Loans, with a Collateral Value sufficient to cover the difference between the Collateral Value of the Collateral pledged and the aggregate amount of Advances, other than Unimproved Advances, outstanding hereunder, and/or (b) repay the Advances in an amount sufficient to reduce the aggregate balance thereof outstanding to or below the Collateral Value of the Collateral pledged hereunder.

                  3.4      Release of Collateral.

                           3.4(a) The Lender may deliver documents relating
to the Collateral to the Company for correction or completion pursuant to a Trust Receipt.

                           3.4(b) Prior to the occurrence of  a  Default or
Event of Default, upon delivery by the Company to the Lender of shipping instructions pursuant to Exhibit D-SF, the Lender will transmit Pledged Mortgages or Pledged Securities and all related loan documents or pool documents to the applicable Investor, Approved Custodian or other party.

                           3.4(c) Upon receipt of  Notice from  the  Company
under Section 2.5(g) hereof, and repayment of the Release Amount with respect to a Pledged Mortgage identified by the Company, any Collateral Documents relating to the redeemed Pledged Mortgage or Mortgage Loan backing a Pledged Security which have not been delivered to an Investor or Approved Custodian shall be released by the Lender to the Company.

                  3.5  Collection and Servicing  Rights.  So long as no Event
of Default shall have occurred and be  continuing,   the  Company  shall  be
entitled to service and receive and collect directly all sums payable to the Company in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral. Following the occurrence of any Event of Default, the Lender or its designee shall thereafter be entitled to service and receive and collect all sums payable to the Company in respect of the Collateral, and in such case (a) the Lender or its designee in its discretion may, in its own name, in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so, (b) the Company shall, if the Lender so requests, hold in trust for the benefit of the Lender and forthwith pay to the Lender at its office designated by Notice hereunder, all amounts thereafter received by the Company upon or in respect of any of the Collateral, advising the Lender as to the source of such funds, and (c) all amounts so received and collected by the Lender shall be held by it as part of the Collateral.

                  3.6 Return of Collateral at End of Commitment. If (a) the Commitment shall have expired or been terminated, and (b) no Advances, interest or other Obligations shall be outstanding and unpaid, the Lender shall deliver or release its security interest and shall deliver all Collateral in its possession to the Company at the Company's expense. The receipt of the Company for any Collateral released or delivered to the Company pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and the Lender shall thereafter be discharged from any liability or responsibility therefor.

4.       CONDITIONS PRECEDENT.

                  4.1 Effectiveness of this Agreement. This Agreement shall not become effective unless, in the sole discretion of the Lender, on or before the Effective Date, the following conditions precedent are satisfied:

                      4.1(a) The Lender shall have received the following, all of which must be satisfactory in form and content to the Lender, in its sole discretion:

                                (1)     The Note and this  Agreement duly
                                executed by the Company.

                                (2) The Company's articles or certificate of
                                incorporation  as certified by the Secretary
                                of  State  of the  Company's  incorporation,
                                bylaws certified by the corporate  secretary
                                of t he  Company,  or a  Certificate  of the
                                Company  stating  that  there  has  been  no
                                change in either the articles or certificate
                                of   incorporation  or  bylaws  since  those
                                delivered  in  connection  with the Existing
                                Credit Agreement dated August 31, 1995, and certificates of good standing dated no less recently than 90 days prior to the date of this Agreement.

                                (3) A  resolution  of the board of directors
                                of the Company,  certified as of the date of
                                this  Agreement by its corporate  secretary,
                                authorizing  the  execution,   delivery  and
                                performance  of this Agreement and the other
                                Loan Documents, and all other instruments or documents to be delivered by the Company pursuant to this Agreement.

                                (4) A certificate of the Company's corporate
                                secretary   as   to   the   incumbency   and
                                authenticity   of  the   signatures  of  the
                                officers  of  the  Company   executing  this
                                Agreement  and the other Loan  Documents and
                                each   Advance   Request   and   all   other
                                instruments or documents to be delivered pursuant hereto (the Lender being entitled to rely thereon until a new such certificate has been furnished to the Lender).

                                (5) A favorable written opinion of counsel to the Company (or of separate counsel at the option of the Company), dated as of the date of this Agreement substantially in the form of Exhibit H attached hereto, addressed to the Lender.

                                (6) Uniform Commercial Code, tax lien and judgment searches of the appropriate public records for the Company, which searches shall not have disclosed the existence of any prior Lien on the Collateral other than in favor of the Lender or as permitted hereunder.

                                (7) Copies of the certificates, documents or other written instruments which evidence the Company's eligibility described in Section
                                5.13  hereof,  all  in  form  and  substance
                                satisfactory to the Lender.

                                (8)  Copies  of  the  Company's  errors  and
                                omissions   insurance   policy  or  mortgage
                                impairment insurance policy and blanket bond
                                coverage policy,  or certificates in lieu of
                                policies,    all   in   form   and   content
                                satisfactory   to   the   Lender,    showing
                                compliance by the Company as of the date of this Agreement with the related provisions of Section 6.8 hereof.

                                (9)   Executed   financing   statements   in
                                recordable  form covering the Collateral and
                                ready  for   filing  in  all   jurisdictions
                                required by the Lender.

                                (10) Payment of all principal and interest for all Advances outstanding under the Existing Credit Agreement that were made against a pledge of collateral that does not fit the definition of Eligible Loan in this Agreement.

                                (11) Payment of any fees due on or before the Effective Date, including, but not limited to, Commitment Fees and document production fees.

                                (12) Evidence that all accounts necessary into which Advances will be funded have been established at the Funding Bank and receipt of a fully executed Funding Bank Agreement.

                      4.1(b) All directors,  officers and  shareholders  of
the  Company,   all  Affiliates  of  the  Company  or  of  any Subsidiary  of
the Company, to whom or to any of whom the Company shall be indebted as of the date of this Agreement, shall have subordinated such indebtedness to the Obligations, by executing a Subordination of Debt Agreement, in the form of Exhibit F hereto; provided, however, that earned salaries and bonuses and expense reimbursements owed to officers of the Company shall be excluded from this requirement; and the Lender shall have received an executed copy of any such Subordination of Debt Agreement, certified by the corporate secretary of the Company to be true and complete and in full force and effect as of the date of the Advance. This Section 4.1(b) shall not apply to
unsecured  indebtedness  of the Company  to  its  corporate   Affiliates  for
funds lent to originate Mortgage Loans, or to unclaimed bondholder funds held and administered by the Company for its Subsidiaries.

                  4.2 Each Advance. The obligation of the Lender to make the initial and each subsequent Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, as of the date of each such Advance, of the following additional conditions precedent:

                      4.2(a) The Company shall have delivered to the Lender
the Advance Request, Collateral Documents, and documents relating to Wet Settlement Advances, called for under, and shall have satisfied the procedures set forth in, Section 2.2 hereof and the applicable Exhibits hereto described in that Section, according to the type of the requested Advance. All items
delivered to the Lender shall be satisfactory   to   the   Lender in form and
content,  and   the   Lender   may   reject   such of them as do not meet the
requirements  of this Agreement or of  the related Purchase Commitment.

                      4.2(b)  The  Lender  shall  have  received   evidence
satisfactory to it as to the making and/or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of the Lender in the Collateral under the Uniform Commercial Code or other applicable law.

                      4.2(c) The representations and warranties of the Company contained in Article 5 hereof shall be accurate and complete in all material respects as if made on and as of the date of each Advance.

                      4.2(d)  The   Company   shall  have   performed   all
agreements to be performed by it hereunder, and after giving effect to the requested Advance, there shall exist no Default or Event of Default hereunder.

                      4.2(e) The Company shall not have incurred any material liabilities, direct or contingent, other than in the ordinary course of its business, since the Statement Date.

                      4.2(f) The Lender shall have received from counsel for the Company, if requested by the Lender in its sole discretion, an updated opinion, in form and substance satisfactory to the Lender, addressed to the Lender and dated as of the date of such Advance, covering such of the matters as the Lender may reasonably request.

                  Delivery of an Advance Request by the Company shall be deemed a representation by the Company that all conditions set forth in this
Section 4.2 shall have been satisfied as of the date of such Advance.

5.       REPRESENTATIONS AND WARRANTIES.

                  The Company hereby represents and warrants to the Lender as of the Effective Date and as of the date of each Advance Request and the making of each Advance, that:

                  5.1 Organization; Good Standing; Subsidiaries. The Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign  corporation to do  business  and  is  in  good  standing  in each
jurisdiction  in   which  the transaction  of   its  business   makes   such
qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of the Company or any such Subsidiary. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which the Company transacts business. The Company has no Subsidiaries except as set forth on Exhibit G hereto. Exhibit G sets forth with respect to each such Subsidiary, its name, address, place of incorporation, each state in which it is qualified as a foreign corporation, and the percentage ownership of its capital stock by the Company.

                  5.2  Authorization and Enforceability.  The  Company has the
power and authority to execute, deliver and perform this Agreement, the Note and all other Loan Documents to which the Company is party and to make the borrowings hereunder. The execution, delivery and performance by the Company of this Agreement, the Note and all other Loan Documents to which the Company is party and the making of the borrowings hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the party of the Company (none of which actions has been modified or rescinded, and all
of which actions are in full force and effect)   and  do  not  and  will  not
conflict with or violate any provision of law, of any judgments binding upon the Company, or of the articles of incorporation or by-laws of the Company, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Company other than the Lien on the Collateral granted hereunder, or result in or require the acceleration of any indebtedness of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected. This Agreement, the Note and all other Loan Documents contemplated hereby or thereby constitute legal, valid, and binding obligations of the Company
enforceable  in   accordance  with  their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights and by general principles of equity.

                  5.3 Approvals. The execution and delivery of this Agreement, the Note and all other Loan Documents and the performance of the Company's obligations hereunder and thereunder and the validity and enforceability hereof and thereof do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those which have been obtained and remain in full force and effect.

                  5.4 Financial Condition. The balance sheet of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) as of the
Statement   Date,   and the related  statements  of  income  and  changes  in
stockholders' equity for the fiscal period ended on the Statement Date, heretofore furnished to the Lender, fairly present the financial condition of the Company (and its Subsidiaries) as of the Statement Date and the results of its operations for the fiscal period ended on the Statement Date. The Company had, on the Statement Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Company except as heretofore disclosed to the Lender in writing. Except as disclosed on the interim financial statements, said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of the Company (and its Subsidiaries), nor is the Company aware of any state of facts which (with or without notice or lapse of time or both) would or could result in any such material adverse change.

                  5.5 Litigation. There are no actions, claims, suits or proceedings pending or, to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any Subsidiary of the Company in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Company as a whole, or which would affect the validity or enforceability of this Agreement, the Note or any other Loan Document.

                  5.6 Compliance with Laws. Neither the Company nor any Subsidiary of the Company is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of
the   Company   as   a   whole  or  which  would  affect   the  validity  or
enforceability  of this Agreement, the  Note  or  any  other  Loan Document.

                  5.7 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  5.8 Investment Company Act. The Company is not an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  5.9 Payment of Taxes. The Company, through the Parent, has filed or caused to be filed all federal, state and local income, excise, property and other tax returns with respect to the operations of the Company and its Subsidiaries which are required to be filed except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided, all such returns are true and correct, and the Company, through the Parent, has paid or caused to be paid all taxes as shown on such returns or on any assessment, to the extent that such taxes have become due, including, but not limited to, all FICA payments and withholding taxes, if appropriate. The amounts reserved, if any, as a liability for income and other taxes payable, in the financial statements described in Section 5.4 hereof are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of the Company and its Subsidiaries accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which the Company and its Subsidiaries may be liable in its own right or as transferee of the assets of, or as successor to, any other person or entity. The Company and its Subsidiaries are included in the consolidated federal income tax return filed by the Parent. The Company's income tax provisions, if any, are recorded on a separate entity basis and are in accordance with a tax allocation agreement with the Parent. No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges.

                  5.10 Agreements. Neither the Company nor any Subsidiary of the Company is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 5.4 hereof. Neither the Company nor any Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Company as a whole. No holder of any indebtedness of the Company or of any of its Subsidiaries has given notice of any asserted default thereunder, and no liquidation or dissolution of the Company or of any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or of any of its Subsidiaries or any of its properties is pending, or to the knowledge of the Company, threatened.

                  5.11 Title to Properties. The Company and each Subsidiary of the Company has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 5.4 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens except as disclosed in such financial statements.

                  5.12 ERISA. All plans ("Plans") of a type described in
Section 3(3) of ERISA in respect of which the Company or any Subsidiary of the Company is an "Employer," as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and neither the Company nor any Subsidiary of the Company has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to the Company or a Subsidiary of the Company of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. No Plan or trust forming a part thereof has been terminated since September 1, 1974.

                  5.13 Eligibility. The Company is approved and qualified and in good standing as a lender or seller/servicer, as set forth below, and meets all requirements applicable to its status as such:

                           5.13(a) Ginnie  Mae approved   seller/servicer   of
Mortgage Loans and issuer of Mortgage-backed Securities guaranteed by Ginnie
Mae.

                           5.13(b) Fannie Mae approved  seller/servicer   of
Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to Fannie Mae.

                           5.13(c) Freddie  Mac  approved  seller/servicer of
Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac.

                           5.13(d) Lender in good standing  under the VA loan
guarantee program eligible to originate, purchase, hold, sell and service VA-guaranteed Mortgage Loans.

                           5.13(e) HUD approved   mortgagee,   eligible   to
originate,  purchase, hold, sell and service FHA fully insured Mortgage Loans.

                           5.13(f) Lender in good standing under the FmHA loan
guarantee program eligible to originate, purchase, hold, sell and service FmHA-guaranteed Mortgage Loans.

                  5.14 Place of Business. The principal place of business of the Company is 311 Park Place Boulevard, P.O. Box 4929, Clearwater, Florida 33759.

                  5.15 Special Representations Concerning Collateral. The Company hereby represents and warrants to the Lender, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that:

       5.15(a) The Company is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted hereunder), of the Pledged Mortgages and the Pledged Securities. All Pledged Mortgages, Pledged Securities and Purchase Commitments have been duly authorized and validly issued to the Company, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to the Lender, subject to no other Liens.

       5.15(b) The Company has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it hereunder.

       5.15(c) Any Mortgage Loan and any related document included in the Pledged Mortgages (1) other than in the case of a Construction/Perm Mortgage Loan or an Unimproved Mortgage Loan, has been duly executed and delivered by the parties thereto at a closing held not more than 90 days prior to the date of the Advance Request for such Mortgage Loan, (2) has been made in compliance with all requirements of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the federal Truth-In-Lending Act and all other applicable laws and regulations, (3) is and will continue to be valid and enforceable in accordance with its terms, without defense or offset, (4) has not been modified or amended except in writing, which writing is part of the Collateral Documents, nor any requirements thereof waived, (5) other than in the case of an Unimproved Mortgage Loan, has been evaluated or appraised in accordance with Title XI of FIRREA, and (6) complies and will continue to comply with the terms of this Agreement and, if applicable, with the related Purchase Commitment held by the Company. Each Mortgage Loan, other than in the case of a Construction/Perm Mortgage Loan, has been fully advanced in the face amount thereof, and each First Mortgage is a first Lien on the premises described therein, and has or will have a title insurance policy, in American Land Title Association form or equivalent thereof, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing such Mortgage Loans.

       5.15(d) No default has occurred and is continuing for more than (i) in the case of an Unimproved Mortgage Loan included in the Pledged Mortgages, 30 days, or (ii) in the case of any other Mortgage Loan included in the Pledged Mortgages, 60 days, without the Advance against such Pledged Mortgage having been repaid in accordance with Section 2.5(c)(3), 2.5(c)(4) hereof, provided, however, that with respect to Pledged Mortgages which have already been pledged as Collateral hereunder, if any default has occurred, the Company will promptly notify the Lender.

       5.15(e) The Company has complied and will continue to comply with all laws, rules and regulations in respect of the FHA insurance, FmHA guaranty or VA guaranty of each Mortgage Loan included in the Pledged Mortgages designated by the Company as an FHA insured, FmHA guaranteed Mortgage Loan or VA guaranteed Mortgage Loan, and such insurance or guarantee is and will continue to be in full force and effect. All such FHA insured, FmHA guaranteed Mortgage Loans and VA guaranteed Mortgage Loans comply and will continue to comply in all respects with all applicable requirements for purchase under the Fannie Mae standard form of selling contract for FHA insured, FmHA guaranteed loans and VA guaranteed loans and any supplement thereto then in effect.

       5.15(f) All fire and casualty policies covering the premises encumbered by each Mortgage included in the Pledged Mortgages (1) name and will continue to name the Company and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect, and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available.

       5.15(g) Pledged Mortgages secured by premises located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and shall continue to be covered by special flood insurance under the National Flood Insurance Program.

       5.15(h) Each Pledged Mortgage, against which an Advance is made on the basis of a Purchase Commitment, meets all requirements of such Purchase Commitment. The Company shall assure that Pledged Mortgages which are intended to be used in the formation of Mortgage-backed Securities shall comply or, prior to the formation of any such Mortgage-backed Security, shall comply with the requirements of the governmental instrumentality, department, agency or other Person issuing or guaranteeing such Mortgage-backed Security.

       5.15(i) ForPledged Mortgages which will be used to back Ginnie Mae Mortgage-backed Securities, the Company has received from Ginnie Mae a Confirmation Notice or Confirmation Notices for Request Additional Commitment Authority and for Request Pool Numbers, and there remains available thereunder a commitment on the part of Ginnie Mae sufficient to permit the issuance of Ginnie Mae Mortgage-backed Securities in an amount at least equal to the amount of such Pledged Mortgages designated by the Company as the Mortgage Loans to be used to back such Ginnie Mae Mortgage-backed Securities; each such Confirmation Notice is in full force and effect; each of such Pledged Mortgages has been assigned by the Company to one of such Pool Numbers and a portion of the available Ginnie Mae Commitment has been allocated thereto by the Company, in an amount at least equal to such Pledged Mortgages; and each such assignment and allocation has been reflected in the books and records of the Company.

       5.15(j) No Pledged Mortgage securing an Advance is secured by a Lien on a Manufactured Home.

                  5.16 Servicing. Attached hereto as Exhibit E is a true and complete list of the Company's Servicing Portfolio. All of the Company's Servicing Contracts are in full force and effect and, except as otherwise indicated, are unencumbered by Liens. No default or event which, with notice or lapse of time or both, would become a default, exists under any such Servicing Contract.

                  5.17 Special Representations Concerning Construction Advances. The Company hereby represents and warrants to the Lender, as of the date of this Agreement and as of the date of each Advance Request, that:

       5.17(a) Each Construction/Perm Mortgage Loan included in the Pledged Mortgages (1) has an American Land Title Association Lender's construction loan policy or equivalent thereto with mechanics' lien coverage, (2) has an Assignment of Plan and Specifications, and an Assignment of General Construction Contract, that inure to the benefit of the Company's successors and assigns, (3) has "all risk" builder's insurance and workers' compensation insurance that name and will continue to name the Company and its successors and assigns as the insured under a standard mortgagee clause, (4) has a certification of no hazardous materials, (5) has a survey prepared and certified by a duly registered surveyor showing no encroachments of the improvements or the proposed improvements to be constructed on the premises encumbered by the Pledged Mortgage on to other lands or easements or restrictions, unless such encroachments have been insured over or are acceptable to the Investor, (6) has building permits and all necessary licenses and approvals for the construction of the improvements on the premises encumbered by the Pledged Mortgage, (7) has a "as completed" appraisal giving an As Completed Appraised Value, (8) has a fixed price General Contract issued by a licensed contractor, and (9) has all necessary utilities available to the premises encumbered by the Pledged Mortgage.

       5.17(b) Prior to the initial Construction Advance against a Pledged Mortgage, the Company shall have received (1) a Cost Breakdown and (2) a draw schedule.

       5.17(c) Prior to each Construction Advance, the Company shall have received (1) a report of the stage of completion of the improvements as set forth in the construction accounting system of the Parent confirming completion of the work for which the Construction Advance is being requested and (2) a title insurance updated endorsement for such Construction Advance if the title insurance policy has a "pending disbursements clause" requiring an endorsement to the title insurance policy to insure each Construction Advance after the closing of the Construction/Perm Mortgage Loan.


      5.17(d) Prior to the final Construction Advance, the Company shall have received (1) a final appraiser inspection report confirming completion of all work in accordance with the plans and specifications and (2) a final "as built" survey.

      5.17(e)   If   applicable,   within  15  days   after  the  final
  Construction Advance the Company shall receive any Mortgage Note modification or modified Mortgage Note delivered in connection with a Construction/Perm Mortgage Loan and a title insurance policy update endorsement for modification of such Mortgage Loan to a Permanent Mortgage Loan.

                  5.18 No Adverse Selection. The Company has not selected the Collateral in a manner so as to affect adversely the Lender's interests.

                  5.19 Year 2000 Compliance. The Company has conducted a comprehensive review and assessment of the Company's computer applications and made inquiry of the Company's key suppliers, vendors, customers, and Investors with respect to the "Year 2000 Problem" and, based on that review and inquiry, the Company does not believe the Year 2000 Problem will result in a material adverse change in the Company's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

6.       AFFIRMATIVE COVENANTS.

                  The Company hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, the Company shall:

                  6.1 Payment of Note. Punctually pay or cause to be paid all Obligations payable hereunder and under the Note in accordance with the terms hereof and thereof.

                  6.2 Financial Statements and Other Reports. Deliver to the Lender:

       6.2(a) As soon as available and in any event within 30 days after the end of each calendar month of the Company, statements of income
  and  changes in  stockholders'   equity  of  the  Company  (and,  if
  applicable, its Subsidiaries, on a consolidated basis) for the immediately preceding month and for the period from the beginning of the fiscal year to the end of such calendar month, and the related balance sheet as of the end of the immediately preceding month, all in reasonable detail and certified as to the fairness of presentation by the chief financial officer of the Company, subject, however, to year-end audit adjustments.

       6.2(b) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, statements of income, changes in stockholders' equity and cash flow of the
  Company (and, if applicable, its Subsidiaries, on a consolidated basis) for such year, and the related balance sheet as of the end of such year (setting forth in comparative form the
  corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by an opinion (which opinion shall not be qualified due to possible  failure to take
  all appropriate steps to successfully address Year 2000 Problem) in form and substance satisfactory to the Lender and prepared by an accounting firm reasonably satisfactory to the Lender, or other independent certified public accountants of recognized standing selected by the Company and acceptable to the Lender, as to said financial statements and a certificate signed by the chief financial officer of the Company stating that said financial statements fairly present the financial condition and results of operations of the Company (and, if applicable, its Subsidiaries) as of the end of, and for, such year.

       6.2(c)  Together  with  each  delivery  of  financial
  statements   required  in  this   Section  6.2,  an  Officer's
  Certificate  substantially in the form of Exhibit I-SF hereto:
  (1) setting forth in reasonable detail all calculations necessary to show that the Company is in compliance with the requirements of Sections 7.6, and 7.7, hereof as of the end of such month or year (or, if the Company is not in compliance, showing the extent of non-compliance and specifying the period of  non-compliance  and what actions the Company has taken, is
  taking  or  proposes  to  take  with  respect  thereto);   (2)
  certifying that the Company was, as of the end of the period, in compliance and in good standing with applicable HUD, Ginnie
  Mae, or Investor net worth requirements; (3) certifying that the representation set forth in Section 5.19 hereof is true and correct as of the date of such certificate or, if such representation is not true and correct as of such date, specifying the nature of the problem and what action the Company has taken, is taking and proposes to take with request thereto, and (4) stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and conditions of the Company (and, if applicable, its Subsidiaries) during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any Default or Event of Default, or if any Default or Event of Default existed or exists, specifying the nature and period of the existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto.

       6.2(d) Weekly or more frequently as the Lender may from time to time request, a commitment summary and pipeline report substantially in the form of Exhibit L (the "Commitment Summary Report") dated as of the close of business on the last Business Day of each week and provided to the Lender by facsimile by 10:00 a.m. on the next succeeding Business Day of the following week, and the signed original thereof shall be sent to the Lender by first class mail on such next succeeding Business Day.

       6.2(e) As soon as available and in any event within 30 days after the end of each calendar month, a consolidated report (the "Servicing Portfolio Report") as of the end of the calendar month detailing, as to all Mortgage Loans the servicing rights to which are owned by the Company (specified by investor type, recourse and non-recourse) regardless of whether such Mortgage Loans are Pledged Mortgages and which report shall indicate Mortgage Loans which (A) are current and in good standing, (B) are more than 30, 60 or 90 days past due, respectively, (C) are, for Mortgage Loans serviced with recourse, more than three hundred 360 days past due, (D) are the subject of pending bankruptcy or foreclosure proceedings, or (E) have been converted (through foreclosure or other proceedings in lieu thereof) by the Company into real estate owned by the Company.

       6.2(f) Reports in respect of the Pledged Mortgages and Pledged Securities in such detail and at such times as the Lender in its discretion may reasonably request at any time or from time to time.

       6.2(g) Copies of all regular or periodic financial and other reports, if any, which the Company shall file with the Securities and Exchange Commission or any governmental agency successor thereto, copies of any audits completed by Ginnie Mae, Fannie Mae or Freddie Mac and copies of the Mortgage Bankers' Financial Reporting Forms (Freddie Mac Form 1055/Fannie Mae Form 1002) which the Company is required to have filed, as the Lender may reasonably request.

       6.2(h) From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of the Company as the Lender may reasonably request.

       6.2(i) With each Officer's Certificate, a monthly status report on each Construction/Perm Mortgage Loan, including, without limitation, the loan number, mortgagor name(s), property address, general contractor name, completion status (percent completed or staged draw no. and brief description), estimated completion date, date of last on-site inspection, and Pledged Mortgage payment status.

                6.3 Maintenance of Existence; Conduct of Business. Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including, without limitation, its eligibility as lender, seller/servicer and issuer described under Section 5.13 hereof; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining the Company's eligibility as lender, seller/servicer and issuer described under Section
5.13 hereof; not change the nature or character of its business; not engage in any business in which it was not engaged on the date of this Agreement; and not change its name, state of incorporation or principal place of business.

                6.4  Compliance   with  Applicable   Laws.   Comply  with  the
requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings.

                6.5 Inspection of Properties and Books. Permit authorized representatives of the Lender or any Participant to discuss the business, operations, assets and financial condition of the Company and its Subsidiaries with its officers and employees and to examine its books of account and make copies or extracts thereof, all at such reasonable times as the Lender or any Participant may request. The Company will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of the Lender or any Participant or any authorized representatives of the Lender or any Participant may address to them in reference to the financial condition or affairs of the Company and its Subsidiaries. The Company may have its representatives in attendance at any meetings between the officers or other representatives of the Lender or any Participant and the Company accountants held in accordance with this authorization.

                  6.6 Notice. Give prompt Notice to the Lender of (a) any action, suit or proceeding instituted by or against the Company or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign) which action, suit or proceeding has at issue in excess of $250,000, or any such proceedings threatened against the Company or any of its Subsidiaries in a writing containing the details thereof, (b) the filing, recording or assessment of any federal, state or local tax Lien against the Company, or any of its assets or any of its Subsidiaries, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for 5 days, (d) the suspension, revocation or termination of the Company's eligibility, in any respect, as approved lender, seller/servicer or issuer as described under Section 5.13 hereof, (e) the transfer, loss or termination of any Servicing Contract to which the Company is a party, or which is held for the benefit of the Company, and the reason for such transfer, loss or termination, if known to the Company, and (f) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the business, operations, assets, or financial condition of the Company and its Subsidiaries or which, with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument or indenture to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries, its properties, or assets may be subject.

                  6.7 Payment of Debt, Taxes, etc. Pay and perform all obligations and indebtedness of the Company, and cause to be paid and performed all obligations and indebtedness of its Subsidiaries, promptly and in accordance with the terms thereof and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Company or its Subsidiaries or upon their respective income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Company and its Subsidiaries shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Company or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued and for which proper reserves have been created.

                  6.8 Insurance. Maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing requirements applicable to a lender, seller/servicer and issuer described under Section 5.13 hereof, and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within 30 days after Notice from the Lender, obtain such additional insurance as the Lender shall reasonably require, all at the sole expense of the Company. Copies of such policies shall be furnished to the Lender without charge upon request of the Lender.

                  6.9 Closing Instructions. Indemnify and hold the Lender harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of a title insurance company, agent or approved attorney to comply with the disbursement or instruction letter or letters of the Company relating to any Mortgage Loan. The Lender shall have the right to pre-approve the closing instructions of the Company to the title insurance company, agent or attorney in any case where the Mortgage Loan to be created at settlement is intended to be warehoused by the Company to be included as Collateral pursuant hereto.

                  6.10 Subordination of Certain Indebtedness. Cause any indebtedness of the Company, incurred after the date of this Agreement, to any shareholder, director or officer of the Company, or to any Affiliate of the Company or of any Subsidiary of the Company, to be subordinated to all Obligations by the execution of a Subordination of Debt Agreement in the form of Exhibit F hereto and deliver to the Lender an executed copy of said Agreement, certified by the corporate secretary of the Company to be true and complete and in full force and effect.

                  6.11 Other Loan Obligations. Perform all material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which the Company is bound or to which any of its property is subject, and promptly notify the Lender in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other lender. Exhibit J hereto is a true and complete list of all such lines of credit or agreements as of the date hereof and the Company hereby agrees to give the Lender at least 30 days Notice before entering into any additional lines of credit or agreements.

                  6.12 Use of Proceeds of Advances. Use the proceeds of each Advance solely for the purpose set forth in Section 2.1(b) for Advances of that type.

                  6.13 Special Affirmative Covenants Concerning Collateral.

       6.13(a) Warrant and defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

       6.13(b) Service or cause to be serviced all Mortgage Loans in accordance with the standard requirements of the issuers of Purchase Commitments covering the same and all applicable FHA, FmHA and VA requirements, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. The Company shall service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering the same. The Company shall hold all escrow funds collected in respect of Pledged Mortgages and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

       6.13(c) Execute and deliver to the Lender such Uniform Commercial Code financing statements with respect to the Collateral as the Lender may request. The Company shall also execute and deliver to the Lender such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by the Lender, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Lender under this Agreement. The Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Minnesota, or any other applicable law, in addition to all rights provided for herein.

       6.13(d) Notify the Lender within (i) 2 Business Days of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Mortgage, Eligible Mortgage Pool or Pledged Security (ii) 2 Business Days of any default (after expiration of any grace period) under any Unimproved Mortgage Loan.

       6.13(e) Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions thereof or thereto. The Company will cause to be delivered to the Investor the Pledged Mortgages and Pledged Securities to be sold under each Purchase Commitment not later than 3 Business Days prior to the mandatory delivery date thereof.

       6.13(f) Maintain, at its principal office or in a regional office approved by the Lender, or in the office of a computer service bureau engaged by the Company and approved by the Lender, and, upon request, make available to the Lender the originals, or copies in any case where the originals have been delivered to the Lender or to an Investor, of its Mortgage Notes and Mortgages included in Pledged Mortgages, Mortgage-backed Securities delivered to the Lender as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

                  6.14 Special Affirmative Covenants Concerning Construction Advances.

       6.14(a) Use the  proceeds of each  Construction  Advance
  solely  for  the  purposes  of  funding   Total  Costs  for  a
  Construction/Perm Mortgage Loan.

       6.14(b) Notify the Lender within 2 Business Days of the following events: (1) upon knowledge of the Company, construction ceasing for more than 15 days on the improvements to the premises encumbered by a Pledged Mortgage, (2) a lien filed against premises encumbered by a Pledged Mortgage and not removed within 15 days of the filing, and (3) any damage or destruction of the premises encumbered by a Pledged Mortgage.

7.  NEGATIVE COVENANTS.

                  The Company hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations to be paid or performed, the Company shall not, either directly or indirectly, without the prior written consent of the Lender:

                  7.1 Contingent Liabilities. Assume, guarantee, endorse, or otherwise become contingently liable for the obligation of any Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and except for obligations resulting form representations, warranties and covenants customarily made in connection with non-recourse sales of Mortgage Loans.

                  7.2 Sale or Pledge of Servicing Contracts. Sell, pledge or grant a security interest in any existing or future Servicing Contracts of the Company other than to the Lender, except as otherwise expressly permitted in this Agreement, or omit to take any action required to keep all such Servicing Contracts in full force and effect; provided, however, that if no Default or Event of Default has occurred and is continuing, servicing on individual

Mortgage Loans may be sold concurrently with and incidental to the sale of such Mortgage Loans (with servicing released) in the ordinary course of the Company's business.

                  7.3 Merger; Sale of Assets; Acquisitions. Liquidate, dissolve, consolidate or merge or sell any substantial part of its assets, or acquire any substantial part of the assets of another, except the sale of Mortgage Loans in the ordinary course of business.

                  7.4 Deferral of Subordinated Debt. Pay in advance of the stated maturity thereof any Subordinated Debt of the Company or, if a Default or Event of Default hereunder shall have occurred, make any payment of any kind thereafter on such Subordinated Debt until all Obligations have been paid and performed in full and any applicable preference period has expired.

                  7.5 Loss of Eligibility. Take any action that would cause the Company to lose all or any part of its status as an eligible lender, seller/servicer and issuer as described under Section 5.13 hereof.

                  7.6 Debt  to  Tangible Net Worth Ratio. Permit the ratio of
Debt (excluding, for this purpose only, Debt arising under the Hedging Arrangements, to the extent of assets arising under the same Hedging Arrangements) to Tangible Net Worth of the Company (and its Subsidiaries, on a consolidated basis) at any time to exceed 10 to 1.

                  7.7 Minimum Tangible Net Worth. Permit Tangible Net Worth of the Company (and its Subsidiaries, on a consolidated basis) at any time to be less than $6,000,000.

                  7.8 Acquisition of Recourse Servicing Contracts. Acquire Servicing Contracts under which the Company is obligated to repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of such Mortgage Loans.

                  7.9 Gestation Facilities. Directly or indirectly sell or finance Pledged Mortgages under any Gestation Agreements.

                  7.10 Special Negative Covenants Concerning Collateral.

       7.10(a) The Company shall not amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Mortgages or Pledged
  Securities.

       7.10(b) The Company shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement or as permitted herein) any of the Collateral or any interest therein.

        7.10(c) The Company shall not make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

8.       DEFAULTS; REMEDIES.

                  8.1 Events of Default. The occurrence of any of the following conditions or events shall be an event of default ("Event of Default"):

       8.1(a) Failure to pay the principal of any Advance when due, whether at stated maturity, by acceleration, or otherwise; or failure to pay any installment of interest on any Advance or any other amount due under this Agreement within 10 days after the due date; or failure to pay, within any applicable grace period, any other Obligations of the Company due the Lender; or

       8.1(b) Failure of the Company or any of its Subsidiaries to pay, or any default in the payment of any principal or interest on, any other indebtedness in excess of $250,000 or in the payment of any contingent obligation within any period of grace provided and such default shall not be waived or cured unless the Company shall be diligently contesting such obligation in good faith and such contesting shall not impair or affect any of the Collateral or the Lender's security interest in the Collateral; or breach or default with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such breach or default is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, indebtedness of the Company or its Subsidiaries in the aggregate amount of $50,000 or more to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

       8.1(c) Failure of the Company to perform or comply with any term or condition applicable to it contained in Sections 6.3, 6.12 and 6.13 or in any Section of Article
   7 of this Agreement; or

       8.1(d)   Any of the Company's  representations   or
  warranties  made or deemed  made  herein or in any other
  Loan  Document  (other  than  the   representations  and
  warranties set forth in Section 5.15 hereof), or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto shall be inaccurate or incomplete in any material respect on the date as of which made or deemed made; or

       8.1(e) The Company shall default in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to above in Subsections 8.1(a), 8.1(c) or 8.1 (d) and such default shall not have been remedied or waived within 30 days after the earliest of (i) receipt by the Company of Notice from the Lender of such default, (ii) receipt by the Lender of Notice from the Company of such default, or (iii) the date the Company should have notified the Lender of such default pursuant to Section 6.6(c); or

       8.1(f) (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Company or any Subsidiary of the Company now or hereafter in effect, which decree or order is not stayed; the Company or any Subsidiary of the Company shall consent to the entry of any such decree or order; or a filing of a voluntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Company or any Subsidiary of the Company has occurred; or any other similar relief shall be granted under any applicable federal or state law; or
  (2) the filing of an involuntary case in respect of the Company or any Subsidiary of the Company under any applicable bankruptcy, insolvency or other similar law;
  or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any Subsidiary of the Company, or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim or permanent receiver, trustee or other custodian of the Company or any Subsidiary of the Company for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any Subsidiary of the Company, and the continuance of any such events in Subsection (2) above for 60 days unless dismissed, bonded off or discharged;
  or

       8.1(g) The Company, any Subsidiary of the Company shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company, any Subsidiary of the Company or the Parent of any assignment for the benefit of creditors; or the inability or failure of the Company, any Subsidiary of the Company or the Parent, or the admission by the Company, any Subsidiary of the Company in writing of its inability, to pay its debts as such debts become due; or

       8.1(h) Failure of the Company to perform any contractual obligations which it may have to repurchase Mortgage
  Loans,  if  such  obligations  in the  aggregate  exceed
  $1,000,000; or

       8.1(i) Any money  judgment,  writ  or   warrant  of
  attachment, or similar process involving in any case an amount in excess of $250,000 shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than 5 days prior to the date of any proposed sale thereunder; or

       8.1(j) Any order, judgment or decree shall be entered against the Company decreeing the dissolution or split
  up  of  the  Company   and  such  order   shall   remain
  undischarged or unstayed for a period in excess of 20 days; or

       8.1(k) Any Plan maintained by the Company or any of its Subsidiaries shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Plan, or the Pension  Benefit  Guaranty  Corporation
  (or any successor  thereto) shall institute  proceedings
  to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof the Company's liability or any such Subsidiary's liability (after giving effect to the tax consequences thereof) to
  the  Pension  Benefit   Guaranty   Corporation  (or  any
  successor   thereto)  for  unfunded   guaranteed  vested
  benefits under the Plan exceeds the the current value of assets accumulated in such Plan by more than $25,000
  (or in the case of a termination involving the Company or any of its Subsidiaries as a "substantial employer"
  (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

       8.1(l) The Company or any of its Subsidiaries as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer
  Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $25,000; or

       8.1(m)  The  Company   shall   purport  to  disavow  its
  obligations hereunder or shall contest the validity or enforceability hereof; or the Lender's security interest
  on  any   portion  of  the   Collateral   shall   become
  unenforceable or otherwise impaired; provided that, subject to the Lender's approval, no Event of Default shall occur as a result of such impairment if all Advances made against any such Collateral shall be paid in full within 10 days of the date of such impairment;
  or

       8.1(n) The Parent shall cease owning, directly or indirectly, all of the capital stock of the Company; or

       8.1(o) Any Lien for any taxes, assessments or other governmental charges (i) is filed against the Company or any of its property, or is otherwise enforced against the Company or any of its property, or (ii) obtains priority that is equal or greater than the priority of the Lender's security interest in any of the Collateral, if the aggregate amount of unpaid taxes related to all such tax Liens exceeds $100,000; or

       8.1(p) A material  adverse change occurs in the business
  condition   (financial   or   otherwise),    operations,
  properties or prospects of the Company, or in the ability of the Company to repay the Obligations.

                  8.2   Remedies.

       8.2(a) Upon the occurrence of any Event of Default described in Sections 8.1(f) or 8.1(g), the Commitment shall be terminated and the unpaid principal amount of
  and   accrued   interest  on  the  Note  and  all  other
  Obligations shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Company.

       8.2(b) Upon the occurrence of any Event of Default, other than those described in Sections 8.1(f) and 8.1(g), the Lender may, by Notice to the Company, terminate the Commitment and/or declare all Obligations to be immediately due and payable, whereupon the same shall forthwith become due and payable, together with all accrued interest thereon, and the obligation of the Lender to make any Advances shall thereupon terminate.

       8.2(c) Upon the occurrence of any Event of Default, the Lender may also do any of the following:

           (1) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for hereunder.

           (2)   Notify   all   obligors   in  respect  of
           Collateral   that  the   Collateral   has  been
           assigned  to the Lender  and that all  payments
           thereon  are to be made  directly to the Lender
           or such other party as may be designated by the
           Lender;  settle,  compromise,  or  release,  in
           whole  or in  part,  any  amounts  owing on the
           Collateral, any such obligor or any Investor or
           any  portion  of  the   Collateral,   on  terms
           acceptable to the Lender; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

           (3) Act, or contract with a third party to act,
           as  servicer  or  subservicer  of each  item of
           Collateral  requiring servicing and perform all
           obligations   required   in   connection   with
           Servicing Contracts and Purchase Commitments, such third party's fees to be paid by the Company.

          (4)  Require   the  Company  to  assemble   the
          Collateral and/or books and records relating thereto and make such available to the Lender at a place to be designated by the Lender.

          (5) Enter onto property where any Collateral or
          books and records  relating thereto are located
          and take  possession  thereof  with or  without
          judicial  process;  and  obtain  access  to the
          Company's data processing  equipment,  computer
          hardware   and   software   relating   to   the
          Collateral and to use all of the foregoing and the information contained therein in any manner the Lender deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

          (6) Prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Lender deems appropriate.

          (7)  Exercise  all  rights  and  remedies  of a
          secured  creditor under the Uniform  Commercial
          Code of  Minnesota  or  other  applicable  law,
          including,  but  not  limited  to,  selling  or
          otherwise  disposing of the Collateral,  or any
          part thereof,  at one or more public or private
          sales,   whether  or  not  such  Collateral  is
          present  at the  place  of  sale,  for  cash or
          credit or future delivery, on such terms and in
          which manner  as  the  Lender  may   determine,
          including, without limitation, sale pursuant to any applicable Purchase Commitment. If notice is required under such applicable law, the Lender will give the Company not less than 10 days' notice of any such public sale or of the date after which any private sale may be held.
          The Company agrees that 10 days' notice shall be reasonable notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Lender may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge of and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

          (8) Proceed against the Company on the Note.

          (9) Make additiona  Construction Advances to be
          added  to  the   Obligations  of  the  Company,
          without the request of the Company, for the purposes of completing the improvements to be funded by a Construction/Perm Mortgage Loan pledged hereunder and employ inspectors to provide inspection reports at the sole cost and expense of the Company.

       8.2(d) The Lender shall incur no liability as a result of the sale or other disposition of the Collateral, or any part thereof, at any public or private sale or disposition. The Company hereby waives (to the extent permitted by law) any claims it may have against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree. Any sale of Collateral pursuant to the terms of a Purchase Commitment, or any other disposition of Collateral arranged by the Company, whether before or after the occurrence of an Event of Default, shall be deemed to have been made in a commercially reasonable manner.

       8.2(e) The Company acknowledges that Mortgage Loans and Mortgage-backed Securities are collateral of a type which is customarily sold on a recognized market. The Company waives any right it may have to prior notice of the sale of any Pledged Mortgage or Pledged Security, and agrees that the Lender may purchase any Pledged mortgages or Pledged Securities at a private sale of such Collateral.

        8.2(f) The Company specifically waives and releases
  (to the extent permitted by law) any equity or right of redemption, all rights of redemption, stay or appraisal which the Company has or may have under any rule of law or statute now existing or hereafter adopted, and any right to require the Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Lender shall not be required to take any steps necessary to preserve any rights of the Company against holders of mortgages prior in lien to the Lien of any Mortgage included in the
   Collateral or to preserve rights against prior parties.

        8.2(g) The Lender may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage
  included   in   the   Collateral,   including,   without
  limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and
  expenses,   including  reasonable  attorneys'  fees  and
  disbursements,   incurred  or  paid  by  the  Lender  in
  exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the principal balance outstanding hereunder and under the Note.

        8.2(h) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Company to the intent permitted by law. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

        8.2(i) The Lender is hereby granted a license or other right to use, upon the occurrence of an Event of
  Default,   without   charge,   the  Company's   computer
  programs, other programs, labels, copyrights,  rights of
  use  of  any  name,   Investor   lists,   trade   names,
  trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and the Company's rights under all licenses and all other agreements related to the foregoing shall inure to the Lender's benefit until the Obligations are paid in full.

                  8.3 Application of Proceeds. The proceeds of any sale, disposition or other enforcement of the Lender's security interest in all or any part of the Collateral shall be applied by the Lender to the Obligations in such order as the Lender, in its sole and absolute discretion, shall determine. From and after the indefensible payment to the Lender of all of the Obligations, any remaining proceeds shall be paid to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                  If the proceeds of any sale, disposition or other enforcement are insufficient to cover the costs and expenses of the sale, and the payment in full of all Obligations, the Company will remain liable for any deficiency.

                  8.4 Lender Appointed Attorney-in-Fact. The Lender is hereby appointed the attorney-in-fact of the Company, with full power of substitution, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Lender shall have the right and power to give notices of its security interest in the Collateral to any Person, either in the name of the Company or in its own name, to endorse all Pledged Mortgages or Pledged

Securities payable to the order of the Company, to change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, or to receive, endorse and collect all checks made payable to the order of the Company representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Mortgages or Pledged Securities and to give full discharge for the same.

                  8.5 Right of Set-Off. If the Company shall default in the payment of the Note, any interest accrued thereon, or any other sums which may become payable hereunder when due, or in the performance of any of its other obligations or liabilities under this Agreement, the Lender shall have the right, at any time and from time to time, without notice, to set-off and to appropriate or apply any and all property or indebtedness of any kind at any time held or owing by the Lender to or for the credit or the account of the Company against and on account of the Obligations of the Company under the Note and this Agreement, irrespective of whether or not the Lender shall have made any demand hereunder and whether or not said Obligations shall have matured.

9.       NOTICES.

                  All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or telecopied or mailed, first class or delivered by overnight courier, return receipt requested, postage prepaid, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person, by telecopy or by overnight courier, or if mailed, on the date of receipt as noted on the return receipt, addressed as follows:

                  if to the Company:        U.S. Home Mortgage Corporation
                                            311 Park Place Boulevard
                                            P. O. Box 4929
                                            Clearwater, Florida 33759
                                            Attention: Virginia Casagrande,
                                            Vice President/Controller
                                            Telecopier No.: (727) 791-3409

                  if to the Lender:         Residential Funding Corporation
                                            4800 Montgomery Lane, Suite 300
                                            Bethesda, Maryland 20814
                                            Attention: Jim Clapp, Director
                                            Telecopier No.: (301) 215-6288

10.      REIMBURSEMENT OF EXPENSES; INDEMNITY.

         The Company shall:(a) pay a documentation production fee of $1,000 in connection with the preparation and negotiation of this Agreement; (b) pay an Extension Fee of $24,000 in connection with the extension of the Maturity Date pursuant to this Agreement; (c) pay such additional documentation production fees as the Lender may require and all out-of-pocket costs and expenses of the Lender, including, without limitation, reasonable fees, service charges and disbursements of counsel (including allocated costs of internal counsel), in connection with the amendment, enforcement and administration of this Agreement, the Note, and other Loan Documents and the making and repayment of the Advances and the payment of interest thereon; (d) indemnify, pay, and hold harmless the Lender and any holder of the Note from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save the Lender and the holder or holders of the Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (e) indemnify , pay and hold harmless the Lender and any of its officers, directors, employees or agents and any subsequent holder of the Note (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation, the reasonable fees and disbursements of counsel of the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto) which may be imposed upon, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, the Note, or any other Loan Document or any of the transactions contemplated hereby or thereby (the "Indemnified Liabilities"); provided, however, that the Company shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnitees. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The agreement of the Company contained in this Subsection (e) shall survive the expiration or termination of this Agreement and the payment in full of the Note. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

11.      FINANCIAL INFORMATION.

                  All financial statements and reports furnished to the Lender hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for the last fiscal year ended (except to the extent otherwise required to conform to good accounting practice).

12.      MISCELLANEOUS.

                  12.1   Terms  Binding   Upon    Successors;    Survival   of
Representations. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the making of any Advance and the execution of the Note, and shall be effective so long as the Commitment is outstanding or there remain any Obligations to be paid or performed.

                  12.2 Assignment. This Agreement cannot be assigned by the Company. This Agreement and the Note, along with the Lender's security interest in any or all of the Collateral, may, at any time, be transferred or assigned, in whole or in part, by the Lender, and any assignee thereof may enforce this Agreement, the Note and its security interest in the Collateral so assigned.

                  12.3  Amendments.  Except  as  otherwise   provided  in  this
Agreement, this Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is set forth in a writing signed by the parties hereto.

                  12.4 Governing Law. This Agreement and the other Loan Documents shall be governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

                  12.5 Participations. The Lender may at any time sell, assign or grant participations in, or otherwise transfer to any other Person (a "Participant"), all or part of the Obligations. Without limitation of the exclusive right of the Lender to collect and enforce such Obligations, the Company agrees that each disposition will give rise to a debtor-creditor relationship of the Company to the Participant, and the Company authorizes each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of the Company which may be in the hands of such Participant. The Company authorizes the Lender to disclose to any prospective Participant and any Participant any and all information in the Lender's possession concerning the Company, this Agreement and the Collateral.

                  12.6 Relationship of the Parties. This Agreement provides
for the making of Advances by the Lender, in its capacity as a lender, to the Company, in its capacity as a borrower, and for the payment of interest, repayment of principal by the Company to the Lender, and for the payment of certain fees by the Company to the Lender. The relationship between the Lender and the Company is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lender to protect its interests as lender in assuring payments of interest and repayment of principal and payment of certain fees, and nothing contained in this Agreement shall be construed as permitting or obligating the Lender to act as a financial or business advisor or consultant to the Company, as permitting or obligating the Lender to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of the Lender to the Company, or as creating any joint venture, agency, or other relationship between the parties hereto other than as explicitly and specifically stated in this
Agreement.   The  Company   acknowledges  that it has  had  the opportunity
to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lender for credit and to execute and deliver this Agreement.

                  12.7 Severability. If any provision of this Agreement shall be declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof
shall   nevertheless   continue  to  be  valid  and  enforceable.

                  12.8 Operational Reviews. From time to time upon request, the Company shall permit the Lender or its representative access to its premises and records, for the purpose of conducting a review of the Company's general mortgage business methods, policies, and procedures, auditing loan files and reviewing financial and operational aspects of the Company's business.

                  12.9 Consent to Credit References. The Company hereby consents to the disclosure of information regarding the Company and its relationships with the Lender to Persons making credit inquiries to the Lender. This consent is revocable by the Company at any time upon Notice to the Lender as provided in Section 9 hereof.

                  12.10 Consent to Jurisdiction. The Company hereby agrees that any action or proceeding under the Loan Documents, the Note or any document delivered pursuant hereto may be commenced against it in any court of competent jurisdiction within the State of Minnesota, by service of process upon the Company by first class registered or certified mail, return receipt requested, addressed to the Company at its address last known to the Lender. The Company agrees that any such suit, action or proceeding arising out of or relating to this Agreement or any other such document may be instituted in the Hennepin County State District Court or in the United States District Court for the District of Minnesota at the option of the Lender; and the Company hereby waives any objection to the jurisdiction or venue of any such court with respect to, or the convenience of any court as a forum for, any such suit, action or proceeding. Nothing herein shall affect the right of the Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction or court.

                  12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                  12.12 Entire Agreement. Subject to Section 4.1 of this Agreement, as of the Effective Date, this Agreement amends, restates and supercedes the Existing Agreement in its entirety. To the extent this Agreement refers to the provisions of the Existing Agreement, they are incorporated into this Agreement by reference, but will not have independent effect. Any Default or Event of Default under the Existing Agreement that occurred prior to the Effective Date will remain a Default or Event of Default under this Agreement. This Agreement, the Note and the other Loan Documents represent the final agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, and may not be contradicted by evidence of prior or contemporaneous oral agreements among such parties. There are no oral agreements among the parties with respect to the subject matter hereof and thereof.

                  12.13 WAIVER OF JURY TRIAL. THE COMPANY AND THE LENDER EACH HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) FULLY WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR HEREAFTER ARISES. THE LENDER AND THE COMPANY EACH GIVES THIS WAIVER OF RIGHT TO JURY TRIAL KNOWINGLY AND VOLUNTARILY. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE COMPANY AND THE LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT OF A JURY TRIAL WOULD

OTHERWISE ACCRUE. THE LENDER AND THE COMPANY ARE EACH HEREBY AUTHORIZED
AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION
OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE COMPANY AND THE LENDER EACH HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY, INCLUDING THE OTHER PARTY'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF ITS REPRESENTATIVES OR AGENTS THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         U.S. HOME MORTGAGE CORPORATION,

                         a Florida corporation

                         By:
                         Its:

                         RESIDENTIAL FUNDING CORPORATION,

                         a Delaware corporation

                         By:
                         Its:  Director

STATE OF _______________ )

                         ) ss

COUNTY OF ______________ )

         On           , 1999 before me, a Notary Public,  personally  appeared
                        , the           of U.S. HOME MORTGAGE  CORPORATION,  a

Florida corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                    Notary Public

  (SEAL)                            My Commission Expires:

STATE OF _______________ )

                        ) ss

COUNTY OF ______________ )

         On , 1999 before me, a Notary Public, personally appeared , the Director of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                           Notary Public

 (SEAL)                                    My Commission Expires:

                                                                  EXHIBIT A

                                 PROMISSORY NOTE

$80,000,000                                            Date:  October 1, 1999

        FOR VALUE RECEIVED, the undersigned, U.S. HOME MORTGAGE CORPORATION, a Florida corporation, (herein called the "Company"), hereby promises to pay to the order of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender" or, together with its successors and assigns, the "Holder") whose
principal  place  of  business  is 8400 Normandale  Lake  Blvd.,   Suite  600,
Minneapolis, Minnesota 55437, or at such other place as the Holder may designate from time to time, the principal sum of $80,000,000) or so much thereof as may be outstanding from time to time pursuant to the Second Amended and Restated Warehousing Credit and Security Agreement described below, and to pay interest on said principal sum or such part thereof as shall remain unpaid from time to time, from the date of each Advance until repaid in full, and all other fees and charges due under the Agreement, at the rates and at the times set forth in the Agreement. All payments hereunder shall be made in lawful money of the United States and in immediately available funds.

         This Note is given to evidence an actual warehouse line of credit in the above amount and is the Note referred to in that certain Second Amended and Restated Warehousing Credit and Security Agreement (the "Agreement") dated the date hereof between the Company and the Lender, as the same may be amended or supplemented from time to time, and is entitled to the benefits thereof. Reference is hereby made to the Agreement (which is incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Collateral, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and other matters contained therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement.

         This Note is given in replacement for, and not in satisfaction of, that certain Fourth Amended and Restated Warehousing Promissory Note dated March 10, 1998 (the "Existing Note") and is issued by the Company to evidence its Obligations under the Agreement. All amounts owed by the Company under the Existing Note (including, without limitation, the unpaid principal thereunder, interest accrued thereon and fees accrued under the Agreement, whether or not yet due and owing) as of the date hereof, shall be owed hereunder.

         This Note may be prepaid in whole or in part at any time without premium or penalty.

         Should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to principal and interest, fees and charges due under the Agreement, any and all costs of collecting this Note, including reasonable attorneys' fees and expenses.

         The Company hereby waives demand, notice, protest and presentment.

         This Note shall be construed and enforced in accordance with the laws of the State of Minnesota, without reference to its principles of conflicts of law.

         IN WITNESS WHEREOF, the Company has executed this Note as of the day and year first above written.

                         U.S. HOME MORTGAGE CORPORATION,

                         a Florida corporation

                         By:  /s/  Chester Sadowski

                              ---------------------
                         Its: Vice President

STATE OF TEXAS  )

                ) ss
COUNTY OF HARRIS)

         On October 13, 1999, before me, a Notary Public, personally appeared Chester P. Sadowski, the Vice President of U.S. HOME MORTGAGE CORPORATION, a Florida corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                              /s/  Donna Monroe

                              ---------------------------
                                   Notary Public

  (SEAL)                           My Commission Expires: 3/26/03

         EXHIBIT A
         UCC FINANCING STATEMENT

DEBTOR:           U.S. HOME MORTGAGE CORPORATION

SECURED PARTY:    RESIDENTIAL FUNDING CORPORATION

         All of Debtor's right, title and interest in the following (the "Collateral"):

         (a) All Mortgage Loans, including all Mortgage Notes and Mortgages evidencing such Mortgage Loans which from time to time are delivered or caused to be delivered to the Secured Party (including delivery to a third party on behalf of the Secured Party), come into the possession, custody or control of the Secured Party for the purpose of assignment or pledge or in respect of which an Advance has been requested by the Debtor or made by the Secured Party ("Pledged Mortgages").

         (b) All Mortgage-backed Securities which are from time to time created in whole or in part on the basis of the Pledged Mortgages and are delivered or caused to be delivered to, or are otherwise in the possession of the Secured Party, its agent, bailee or custodian as assignee or pledged to the Secured Party, or for such purpose are registered by book-entry in the name of, the Secured Party (including delivery to or registration in the name of a third party on behalf of the Secured Party) or in respect of which from time to time an Advance has been requested by the Debtor or made by the Secured Party (the "Pledged Securities").

         (c) All private mortgage insurance and all commitments issued by the FHA, FmHA or VA to insure or guarantee any Mortgage Loans included in the Pledged Mortgages; all guaranties related to Pledged Securities; all Purchase Commitments held by the Debtor covering the Pledged Mortgages or the Pledged Securities and all proceeds resulting from the sale thereof to investors pursuant thereto; and all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to the Debtor as compensation or reimbursement, accounts, payments, intangibles and all other general intangibles of whatsoever kind relating to the Pledged Mortgages, the Pledged Securities, said FHA commitments, FmHA commitments or VA commitments and the Purchase Commitments, and all other documents or instruments relating to the Pledged Mortgages and the Pledged Securities, including, without limitation, any interest of the Debtor in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to the Pledged Mortgages.

         (d) All right, title and interest of the Debtor in and to all escrow accounts, documents, instruments, files, surveys, certificates,
correspondence, appraisals,   computer  programs,   tapes,  discs,  cards,
accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of the Debtor relating to the Collateral.

         (e) All right, title and interest of the Debtor in and to any Hedging Arrangements entered into to protect the Debtor against changes in the value of Pledged Mortgages or Pledged Securities, including, without limitation, all rights to payment arising under such Hedging Arrangements.

         (f) All now existing or hereafter acquired cash delivered to or otherwise in the possession of the Secured Party, the Funding Bank, the Secured Party's agent, bailee or custodian or designated on the books and records of the Debtor as assigned or pledged to the Secured Party.

         (g) All cash and non-cash proceeds of the Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds thereof.

         (h) All right, title and interest of the Debtor in and to all building loan agreements, construction contracts, plans and specifications, building permits, governmental approvals and licenses, lender's policies of title insurance, "all risk" builder's insurance or workers' compensation insurance as the same relate to the Pledged Mortgages.

         Capitalized terms defined herein shall have the following meanings:

         "Advance" means a disbursement by the Secured Party to the Debtor, including readvances of funds previously advanced to the Debtor and repaid to the Secured Party.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         "Agency Security" means a Mortgage-backed Security issued or guarantied by Fannie Mae, Freddie Mac or Ginnie Mae.

         "Fannie Mae" means Fannie Mae, a corporation created under the laws of the United States, and any successor thereto.

         "FHA" means the Federal Housing Administration, and any successor thereto.

         "FmHA" means the Farmers Home Administration, and any successor thereto.

         "Freddie Mac" means the Freddie Mac, a corporation created under the laws of the United States, and any successor thereto.

         "Funding Bank" means any bank Secured Party designates as a funding bank.

         "Ginnie Mae" means Ginnie Mae, a corporation created under the laws of the United States, and any successor thereto.

         "Mortgage" means a mortgage or deed of trust on improved real property.

         "Mortgage-backed Securities" means Ginnie Mae, Fannie Mae or Freddie Mac securities that are backed by Mortgage Loans.

         "Mortgage Loan" means any loan evidenced by a Mortgage Note.

         "Mortgage Note" means a note secured by a Mortgage.

         "Parent" shall mean U.S. Home Corporation.

         "Purchase Commitment" means a written commitment issued in favor of the Debtor by an investor pursuant to which that investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

         "VA" means the U.S. Department of Veterans Affairs and any successor thereto.

THIS DOCUMENT WAS DRAFTED BY:

Residential Funding Corporation
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437